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                                                                   EXHIBIT 10.35


     AGREEMENT OF LEASE, made as of January ___, 1999, between 111 EIGHTH AVENUE LLC, a Delaware limited liability company with an address c/o Taconic Investment Partners LLC, 1500 Broadway, New York, New York 10036 ("Landlord"), and ABOVENET COMMUNICATIONS, INC., a Delaware corporation, having an address at 50 West San Fernando Street, Tenth (10th) Floor, San Jose, California 95113 ("Tenant").

                              W I T N E S S E T H:

     The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows.

                                   DEFINITIONS

     "Additional Rent" means Tenant's Tax Payment, Tenant's Labor Rate Payment, and any and all other sums, other than Fixed Rent, payable by Tenant to Landlord under this Lease.


     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

     "Alterations" means alterations, installations, improvements, additions or other physical changes (other than decorations, movable fixtures and equipment) in or about the Premises.

     "Base Rate" means the annual rate of interest publicly announced from time to time by Citibank, N.A., New York, New York (or any successor thereto) as its "base rate", or such other term as may be used by Citibank, N.A. from time to time for the rate presently referred to as its base rate.

     "Building" means all the buildings, equipment and other improvements and appurtenances of every kind and description now located or hereafter erected, constructed or placed upon the land and any and all alterations, renewals, replacements, additions and substitutions thereto, presently known by the address of 111 Eighth Avenue, New York, New York.

     "Building Systems" means the mechanical, electrical, heating, ventilating, air conditioning, elevator, plumbing, fuel, sanitary, life-safety and other service systems of the Building, but shall not include the portions of such systems installed in the Premises by Tenant.

     "Business Days" means all days, excluding Saturdays, Sundays, and all days observed by either the State of New York, the Federal Government or by the labor unions servicing the Building as legal holidays.

     "Commencement Date" means the date upon which Landlord delivers possession of the Premises with Landlord's Work Substantially Completed as provided in
Section 4.2.

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     "Control" means: (i) the ownership, directly or indirectly, of more than fifty per cent (50%) of the voting stock of a corporation, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

     "Default Rate" means a rate at all times four (4) percentage points above the Base Rate.

     "Environmental Laws" means any Legal Requirements now or hereafter in effect relating to the environment, health, safety or Hazardous Materials.

     "Expiration Date" means the last day of the third (3rd) month immediately following the fifteenth (15th) anniversary of the Commencement Date.

     "Governmental Authority" means any of the United States of America, the State of New York, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

     "Hazardous Materials" means any substances, materials or wastes regulated by any Governmental Authority or deemed or defined as a "hazardous substance", "hazardous material", "toxic substance", "toxic pollutant", "contaminant", "pollutant", "solid waste", "hazardous waste" or words of similar import under applicable Legal Requirements, including oil and petroleum products, natural or synthetic gas, polychlorinated biphenyls, asbestos in any form, urea formaldehyde, radon gas, or the emission of non-ionizing radiation, microwave radiation or electromagnetic fields at levels in excess of those (if any) specified by any Governmental Authority or which may cause a health hazard or danger to property, or the emission of any form of ionizing radiation.

     "HVAC" means heat, ventilation and air conditioning.

     "Initial Alterations" are defined in Section 4.3.

     "Landlord's Work" is defined in Section 4.2(a).

     "Legal Requirements" means all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, rules of common law, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities, including the Americans with Disabilities Act (42 U.S.C. Section 12,101 et seq.), New York City Local Law 58 of 1987, and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to environmental matters, Hazardous Materials, public health and safety matters, and of any applicable fire rating bureau, or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of or in front thereof or any vault in or under the same.

     "Mortgage" means any mortgage or trust indenture which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created

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thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder; "Mortgagee" means any mortgagee, trustee or other holder of a Mortgage.

     "Permitted Use" means the use of the Premises by Tenant as an internet service exchange center and other uses related thereto, including the operation of incidental technical equipment, and office and support facilities in connection therewith, and for no other purpose.

     "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any Governmental Authority.

     "Premises" means a portion of the second (2nd) floor of the Building, as shown on the floor plan(s) attached to this Lease as Exhibit A and made a part hereof.

     "Premises Area" means the Rentable Square Foot area of the Premises, consisting of a total of 26,846 Rentable Square Feet, as such Premises Area may be increased or decreased from time to time pursuant to this Lease.

     "Real Property" means the Building, together with the plot of land upon which it stands.

     "Rent Commencement Date" means the date which is one day prior to the date which is three (3) calendar months following the Commencement Date.

     "Rentable Square Feet" means the deemed rentable area of the Building or any portion thereof, computed on the basis of the current standard employed by Landlord on the date hereof with respect to the calculation of the deemed Rentable Square Foot area of the Building; provided, however, that in no event shall such deemed Rentable Square Footage constitute or imply any representation or warranty by Landlord as to the actual size of any floor or other portion of the Building, including the Premises.

     "Roof Space" is defined in Section 9.9.

     "Rules and Regulations" means the rules and regulations annexed hereto and made a part hereof as Exhibit B, and such other and further rules and regulations as Landlord may from time to time reasonably adopt.

     "Substantial Completion" means, as to any construction performed by any party in the Premises, including the Initial Alterations, any other Alterations, or Landlord's Work, that such work has been completed substantially in accordance with (i) the provisions of this Lease applicable thereto, (ii) the plans and specifications for such work, and (iii) all applicable Legal Requirements and Insurance Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant's use of the Premises, or which, in accordance with good construction practice, should be completed after the completion of other work to be performed in the Premises.

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     "Superior Lease(s)" means any ground or underlying lease of the Real
Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments and modifications thereof; "Lessor" means a lessor under a Superior Lease.

     "Tenant Delay" means any delay which results from any act, negligence, failure to act or omission of any Tenant Party, including delays due to changes in or additions to, or interference with, any work to be done by Landlord, or delays by Tenant in submission of information, approving working drawings or estimates or giving authorizations or approvals.

     "Tenant Party" means any of Tenant, any Affiliate of Tenant, any subtenant or any other occupant of the Premises, or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents or representatives.

     "Tenant's Alterations" means all Alterations, including the Initial Alterations, in and to the Premises or the Roof Space which may be made by or on behalf of Tenant prior to and during the Term, or any renewal thereof, including Tenant's Generators and the switch gear and conduit associated therewith, distributing equipment, Tenant's HVAC System and related equipment, and batteries and other uninterruptable power sources ("UPS").

     "Tenant's Property" means Tenant's movable fixtures and movable partitions, telephone and other communications, electrical components and equipment, computer systems, furniture, trade fixtures, furnishings and other items of personal property which are removable without material damage to the Premises or Building.

     "Term" means the term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date.

     ARTICLE 1. DEMISE, PREMISES, TERM, RENT

     SECTION 1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises, for the Term to commence on the Commencement Date and to end on the Expiration Date, at an annual rent ("Fixed Rent") as follows:

     (a) Eight Hundred Seventy-Two Thousand Four Hundred Ninety-Five and 00/100 Dollars ($872,495.00) per annum ($72,707.92 per month) for the period commencing on the Rent Commencement Date and ending one day prior to the third (3rd) anniversary of the Rent Commencement Date;

     (b) Nine Hundred Thirty-Nine Thousand Six Hundred Ten and 00/100 Dollars ($939,610.00) per annum ($78,300.83 per month) for the period commencing on the third (3rd) anniversary of the Rent Commencement Date and ending one day prior to the sixth (6th) anniversary of the Rent Commencement Date;

     (c) Nine Hundred Ninety-Three Thousand Three Hundred Two and 00/100 Dollars ($993,302.00) per annum ($82,775.17 per month) for the period commencing on the

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sixth (6th) the Rent Commencement Date and ending one day prior to the tenth
(10th) anniversary of the Rent Commencement Date; and

     (d) One Million One Hundred Thousand Six Hundred Eight-Six and 00/100 Dollars ($1,100,686.00) per annum ($91,723.83 per month) for the period commencing on the tenth (10th) anniversary of the Rent Commencement Date and ending on the Expiration Date;

which Tenant agrees to pay to Landlord, without notice or demand, in lawful money of the United States, in monthly installments in advance on the first
(1st) day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever. Fixed Rent and Additional Rent shall be payable by check drawn upon a bank which is a member of the New York Clearinghouse Association or by wire transfer of immediately available funds.

     SECTION 1.2 Notwithstanding anything to the contrary contained herein, upon execution and delivery of this lease, Tenant shall pay to Landlord the sum of Seventy-Two Thousand Seven Hundred Seven and 92/100 Dollars ($72,707.92) representing the installment of Fixed Rent for the first (1st) full calendar month of the Term after the Rent Commencement Date. If the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall also pay to Landlord, on the Rent Commencement Date, a sum equal to Two Thousand Four Hundred Twenty-Three and 60/100 Dollars ($2,423.60), multiplied by the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both inclusive.

     ARTICLE 2. USE AND OCCUPANCY

     SECTION 2.1 Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in any manner not permitted hereunder, or which in Landlord's reasonable judgment would adversely affect (a) the proper and economical rendition of any service required to be furnished to any tenant or other occupant of the Building, (b) the use or enjoyment of any part of the Building by any other tenant or other occupant, or (c) the appearance, character or reputation of the Building.

     SECTION 2.2 Tenant shall not use or permit the Premises or any part thereof to be used: (a) for the business of printing or other manufacturing of any kind,
(b) as a retail branch of a bank or savings and loan association, or as a retail loan company, as a retail stock broker's or dealer's office, (c) for the storage of merchandise, (d) for the distribution, by mail-order or otherwise, of merchandise, (e) as a restaurant or bar or for the sale of food or beverages,
(f) as a news or cigar stand, (g) as an employment agency, labor union office, school, physician's or dentist's office, dance or music studio, (h) as a barber shop or beauty salon, (i) for the sale, at retail or otherwise, of any goods or products, (j) by the United States Government, the City or State of New York, any Governmental Authority, any foreign government, the United Nations or any agency or department of any of the foregoing or any Person having sovereign or diplomatic immunity, (k) for the rendition of medical, dental or other therapeutic or diagnostic services, or (l) for the conduct of an auction.

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     SECTION 2.3 (a) Landlord shall not be subject to any liability for failure to give possession of the Premises on a particular date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease; provided, however, that Landlord agrees to use commercially reasonable efforts to deliver possession of the Premises with Landlord's Work Substantially Completed as provided in Section 4.2(a) within ninety (90) days after the date on which this Lease is executed and delivered to Tenant by Landlord. Notwithstanding the foregoing, if Landlord fails to deliver possession of the Premises to Tenant with Landlord's Work Substantially Completed within one hundred eighty (180) days after the date on which this Lease is executed and delivered to Tenant by Landlord, and such failure is not due to Unavoidable Delays or Tenant Delays, then as Tenant's sole and exclusive remedy for such failure to deliver possession of the Premises, Tenant shall have the right to terminate this Lease by notice to Landlord given within ten (10) days of such one hundred eighty (180) day period, such termination to be effective on the date which is ten (10) days after the date such notice is given, upon which date this Lease shall come to an end and terminate, subject to the provisions of Section 2.3(b). Landlord shall return the Security Deposit (as defined in Section 29.1) to Tenant, together with all prepaid Fixed Rent and Additional Rent, if any, and thereafter neither party shall have any liability to the other hereunder.

     (b) Notwithstanding anything to the contrary contained herein, if Tenant shall give Landlord a notice of termination of this Lease pursuant to Section 2.3(a), and Landlord shall deliver possession of the Premises with Landlord's Work Substantially Completed to Tenant at any time within ten (10) days following Landlord's receipt of such notice by Tenant, such termination shall be void and of no force and effect, and Tenant shall have no further right to terminate this Lease pursuant to this Section 2.3.

     (c) The foregoing shall constitute an express negation of Section 223-a of the New York Real Property Law or any successor law or ordinance, which shall be inapplicable hereto, and Tenant hereby waives any right to rescind this Lease which Tenant might otherwise have thereunder.

     ARTICLE 3. ALTERATIONS

     SECTION 3.1 Tenant shall not make any Alterations without Landlord's prior written consent in each instance, provided that Tenant's changing of wall coverings, carpeting or paint shall not be deemed to be Alterations requiring such consent. Landlord's consent shall be granted or denied in Landlord's sole discretion; provided, however, that Landlord shall not unreasonably withhold its consent to Alterations proposed to be made by Tenant to adapt the Premises for the Permitted Use provided that such Alterations (a) are non-structural and do not affect the Building Systems or services, (b) are performed only by contractors approved in writing by Landlord, (c) do not affect any part of the Building other than the Premises, (d) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, and (e) do not reduce the value or utility of the Building. Landlord hereby agrees that Tenant shall have the right to perform the Alterations described on Exhibit F annexed hereto and made a part hereof, all in accordance with the provisions of this Article 3.

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     SECTION 3.2 (a) Prior to making any Alterations, Tenant shall (i) submit to
Landlord, for Landlord's written approval, detailed plans and specifications therefor in form satisfactory to Landlord, (ii) if such Alterations require a filing with Governmental Authority or require the consent of such authority, then such plans and specifications shall (A) be prepared and certified by a registered architect or licensed engineer, and (B) comply with all Legal Requirements to the extent necessary for such governmental filing or consent,
(iii) at its expense, obtain all required permits, approvals and certificates,
(iv) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and all contractors and subcontractors supplying materials or performing work in connection with such Alterations) and comprehensive public liability (including property damage coverage) insurance and Builder's Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Landlord and its employees and agents, and any Lessor and any Mortgagee as additional insureds, and (v) with respect to any Alteration costing more than $250,000.00 to complete, furnish to Landlord such evidence of Tenant's ability to complete and to fully and completely pay for such Alteration as is satisfactory to Landlord. All Alterations shall be performed by Tenant at Tenant's sole cost and expense (A) in a good and workmanlike manner using new materials of first class quality, (B) in compliance with all Legal Requirements, and (C) in accordance with the plans and specifications previously approved by Landlord. Tenant shall at its cost and expense obtain all approvals, consents and permits from every Governmental Authority having or claiming jurisdiction prior to, during and upon completion of such Alterations. Tenant shall promptly reimburse Landlord, as Additional
Rent and upon demand, for any and all actual out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of Tenant's plans and specifications for any such Alteration.

     (b) Landlord shall not unreasonably withhold, condition or delay its approval of the contractors proposed to be used by Tenant for Tenant's Alterations, provided that in the case of the mechanical, electrical, plumbing and fire safety trades, Tenant shall select its contractors and sub-contractors from Landlord's list of approved contractors. Attached hereto as Exhibit C is a list of contractors currently approved by Landlord for the performance of work in the Building, which list may be modified by Landlord from time to time.

     (c) Landlord agrees to respond to any written request for approval of plans and specifications for Alterations proposed to be made by Tenant within ten (10) Business Days after receipt by Landlord of complete and detailed architectural, structural, mechanical and engineering plans and specifications as required for such Alterations (collectively, "Tenant's Plans"). If Landlord fails to approve or disapprove Tenant's Plans on or before the end of the applicable review period set forth herein, Tenant shall have the right to provide Landlord with a second written request for approval (a "Second Request"), which shall specifically identify Tenant's Plans to which such request relates, and set forth in bold capital letters the following statement:
IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. In the event that Landlord fails to respond to a Second Request within five (5) Business Days after receipt by Landlord, Tenant's Plans or revisions thereto for which the Second Request is submitted shall be deemed to be

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approved by Landlord, and Tenant shall be entitled to commence construction of the Alteration or portion thereof to which Tenant's Plans relate, provided that Tenant's Plans have been appropriately filed in accordance with applicable Legal Requirements, all permits and approvals required to be issued by any Governmental Authority shall have been duly issued, and Tenant shall otherwise have complied with all provisions of this Lease applicable to Alterations.

     (d) Notwithstanding the foregoing provisions of this Article 3, Tenant shall be permitted to make minor, non-structural alterations to the Premises ("Minor Alterations") upon prior notice to Landlord, but without the necessity of procuring Landlord's consent thereto, provided that the estimated cost of each such Minor Alteration does not exceed $100,000.00 in any one instance. The provisions of Sections 3.2(a) and (b) shall be applicable to Minor Alterations. Prior to commencing any Minor Alteration, Tenant shall furnish Landlord with (i) working drawings or plans for such Minor Alteration in sufficient detail to permit Landlord to determine that such Alteration complies with the requirements hereof, and (ii) the names of the contractors proposed to be used by Tenant for such Minor Alteration.

     (e) Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations as may be required by any Governmental Authority, and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alterations prepared on an Autocad Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming convention as Landlord may accept) and magnetic computer media of such record drawings and specifications, translated into DXF format or another format acceptable to Landlord.

     SECTION 3.3 All Alterations in and to the Premises or the Roof Space which may be made by or on behalf of Tenant, prior to and during the Term or any renewal thereof, shall become the property of Landlord upon the Expiration Date or sooner termination of this Lease, and upon the Expiration Date or earlier termination of the Term or any renewal thereof (a) Tenant shall remove Tenant's Property from the Premises (but in no event shall Tenant have the right or obligation to remove Tenant's Generators and the switch gear and conduit associated therewith), and (b) unless Landlord notifies Tenant no later than twenty (20) days prior to the Expiration Date that any or all items of Tenant's Alterations shall not be removed from the Premises, Tenant shall remove Tenant's Alterations from the Premises, at Tenant's sole cost and expense; provided, however, that Tenant shall have no obligation to remove those portions of Tenant's Alterations consisting of only ordinary and standard office installations. Tenant shall repair and restore in a good and workmanlike manner (reasonable wear and tear excepted) any damage to the Premises and the Building caused by such removal of Tenant's Property and/or Tenant's Alterations. Any of Tenant's Alterations or Tenant's Property not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed from the Premises by Landlord at Tenant's expense. The covenants and agreements set forth in this Section 3.3 shall survive the expiration or earlier termination of this Lease.

     SECTION 3.4 If, because of any act or omission of Tenant, its employees, agents, contractors, or subcontractors, any mechanic's lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any

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portion of the Premises, the Building or the Real Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record, by bonding or otherwise, within thirty (30) days after the filing thereof, and Tenant shall indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including reasonable attorneys' fees and disbursements) resulting therefrom.

     SECTION 3.5 Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if in Landlord's sole judgment such employment will materially interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or materially and adversely affect the use and enjoyment of other tenants or occupants of the Building.

     ARTICLE 4. CONDITION OF THE PREMISES; LANDLORD'S WORK

     SECTION 4.1 Tenant has examined the Premises and, subject to the completion of Landlord's Work as set forth herein, agrees to accept possession of the Premises in their "as is" condition on the Commencement Date, and further agrees that, except for the performance of Landlord's Work as expressly set forth in this Article 4, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that at the time such possession was so taken, the Premises were in good and satisfactory condition, subject to the provisions of Section 4.2.

     SECTION 4.2 Prior to the Commencement Date, Landlord shall perform the following work at the Premises, at Landlord's sole cost and in accordance with all Legal Requirements ("Landlord's Work"): (i) demolish all existing improvements, including piping and electrical conduit, which are then permanently out of service, (ii) abate or encapsulate any asbestos or asbestos-containing materials ("ACM") within the Premises in accordance with all Legal Requirements, and provide Tenant with a New York City Department of Environmental Protection Form ACP-5 in connection therewith, and (iii) demise in a Building standard manner and deliver the Premises in broom clean condition.

     SECTION 4.3 Landlord acknowledges that Tenant intends to perform certain Alterations in order to prepare the Premises for its occupancy, which alterations shall include (i) the installation of a sprinkler system or other fire suppression system satisfactory to Landlord, and (ii) the installation of noise suppression materials and/or equipment with respect to Tenant's telecommunications equipment and any Roof Equipment and Tenant's HVAC Equipment, satisfactory to Landlord, all in compliance with Legal Requirements (the "Initial Alterations").

     SECTION 4.4 Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall join in any applications for any permits, approvals or certificates from any Governmental Authority required to be obtained by Tenant, and shall sign such applications reasonably promptly after request by Tenant (provided that (i) the provisions of the applicable Legal Requirement shall require that Landlord join in such application, and (ii) such application

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is reasonably acceptable to Landlord) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, including attorneys' fees and disbursements, or suffer or incur any liability, in connection therewith.

     ARTICLE 5. REPAIRS; FLOOR LOAD

     SECTION 5.1 (a) Landlord shall maintain in working order and shall repair the Building Systems and the public portions of the Building, both exterior and interior, and the structural elements thereof, including the roof, foundation and curtain wall. Tenant, at Tenant's expense, shall take good care of the Premises and the fixtures, systems, equipment and appurtenances therein, and make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 10 and 11. Notwithstanding the foregoing, but subject to the provisions of Section 10.2(b), all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, caused by or resulting from carelessness, omission, neglect or improper conduct of, or Alterations made by Tenant, Tenant's agents, employees or licensees, shall be repaired at Tenant's expense, (i) by Tenant to the satisfaction of Landlord (if the required repairs are non-structural and do not affect any Building System), or (ii) by Landlord (if the required repairs are structural or affect any Building System). Tenant also shall repair all damage to the Building and the Premises caused by the making of any Alterations by Tenant or by the moving of Tenant's Property. All of such repairs shall be of quality or class equal to the original work or construction. If Tenant fails after fifteen (15) days notice to proceed with due diligence to make repairs required to be made by Tenant, Landlord may make such repairs at the expense of Tenant, and Tenant shall pay the costs and expenses thereof incurred by Landlord, with interest at the Default Rate, as Additional Rent within ten (10) days after rendition of a bill or statement therefor.

     (b) Landlord represents to Tenant that, to the best of Landlord's knowledge, all Building Systems for which Landlord is responsible under this Lease, including elevators, heating systems and life safety systems, will remain fully functional and perform their normal operations on and after January 1, 2000, without interruption or malfunction as a result of the passage from the year 1999 to the year 2000. Landlord shall make all repairs, alterations or replacements to any Building Systems in order to prevent or eliminate any such interruptions or malfunctions resulting from the passage from the year 1999 to the year 2000.

     SECTION 5.2 Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law, which floor load is stated in the certificate of occupancy for the Building in effect on the date of this Lease to be 200 pounds per square foot. Tenant shall not move any safe, heavy equipment, business machines, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent. If such safe, equipment, freight, bulky matter or fixtures requires special handling, Tenant shall employ only persons holding a Master Rigger's license to do such work.

     SECTION 5.3 Except as expressly set forth herein, there shall be no allowance to Tenant for a diminution of rental value, no constructive eviction of Tenant and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof. Landlord shall use reasonable efforts to minimize interference with Tenant's access to and use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever, unless Tenant requests the use of such overtime labor and agrees to pay the additional costs for such overtime labor to Landlord upon demand.

     SECTION 5.4 Notwithstanding anything to the contrary contained in any other provision of this Lease, in the event that (a) Tenant is unable to use the Premises for the ordinary conduct of Tenant's business due to Landlord's breach of its obligations under this Lease to provide services, perform repairs, or comply with Legal Requirements, in each case other than as a result of Unavoidable Delays or Tenant Delays, and such condition continues for a period in excess of ten (10) consecutive days (or, if Tenant's inability to use the Premises or portion thereof results, in whole or in part, from Unavoidable Delays and such condition continues for a period in excess of thirty (30) consecutive days) after Tenant gives a notice to Landlord (the "Abatement Notice") stating that Tenant's inability to use the Premises is solely due to such condition, (b) Tenant does not actually use or occupy the Premises or such portion thereof during such period, and (c) such condition has not resulted from the negligence or misconduct of Tenant or any Tenant Party, then Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be abated as to the Premises on a per diem basis for the period commencing on the tenth (10th) day (or thirtieth (30th) day, if such condition results, in whole or in part, from Unavoidable Delays, as the case may be) after Tenant gives the Abatement Notice, and ending on the earlier of (i) the date Tenant reoccupies the Premises for the ordinary conduct of its business, or (ii) the date on which such condition is substantially remedied and Landlord has notified Tenant thereof.

     SECTION 5.5 Tenant shall not require, permit, suffer or allow the cleaning of any window in the Premises from the outside in violation of Section 202 of the New York Labor Law or any successor statute thereto, or of any other Legal Requirement.

     ARTICLE 6. REAL ESTATE TAXES AND LABOR RATE INCREASES

     SECTION 6.1 The following terms shall have the meanings set forth below:

     (a) "Taxes" shall include the aggregate amount of (i) all real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges and any other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) any expenses (including reasonable attorneys' fees and disbursements and experts' and other witness' fees) incurred in contesting any of the foregoing or the Assessed Valuation (as defined in Section 6.1(d)) of all or any part of the Real Property. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (A) a tax, assessment, levy, imposition or charge based on the rents received therefrom whether or not wholly or partially as a capital levy or otherwise, (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (C) a license fee measured by the rents or (D) any other tax, assessment, levy, imposition, charges or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes; provided, however, that any such taxes, fees or charges which are in addition to taxes otherwise payable under this Section 6.1 shall only be deemed Taxes if such taxes shall generally be treated in other commercial buildings in New York City as constituting real estate taxes for the purpose of calculating similar lease tax escalation provisions. Taxes shall not include franchise, gift, inheritance, estate, sales, income or profit taxes or any late charges or penalties imposed upon Landlord, any Lessor or any Mortgagee by any Governmental Authority.

     (b)  "Tenant's Share" means one and 17/100 percent (1.17%).

     (c) "Base Tax Year" means the Tax Year commencing on July 1, 1999 and ending June 30, 2000.

     (d) "Assessed Valuation" means the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

     (e) "Tax Year" means the period July 1 through June 30 (or such other period as may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

     (f) "Base Taxes" means an amount equal to the Taxes payable on account of the Base Tax Year.

     (g) "Comparison Year" means (i) with respect to Taxes, any Tax Year commencing subsequent to the Base Tax Year, and (ii) with respect to Labor Rates, any calendar year commencing subsequent to the Base Labor Year.

     (h) "Landlord's Statement" means an instrument or instruments containing a comparison of either (i) the Base Taxes and the Taxes payable for any Comparison Year, or (ii) the Base Labor Rates and the Labor Rates applicable to any Comparison Year.

     (i) "Tenant's Projected Share of Taxes" means Tenant's Tax Payment (as defined in Section 6.1(j)), if any, made by Tenant for the prior Comparison Year, plus an amount equal to Landlord's reasonable estimate of the amount of increase in Tenant's Tax Payment for the then current Comparison Year, divided by twelve (12) and payable monthly by Tenant to Landlord as Additional Rent.

     (j) "Tenant's Tax Payment" means Tenant's Share of the excess of the Taxes payable for any Comparison Year over the Base Taxes.

     SECTION 6.2 (a) If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall exceed the Base Taxes, Tenant shall pay Tenant's Tax

Payment to Landlord, as Additional Rent, within ten (10) Business Days after demand from Landlord therefor, which demand shall be accompanied by Landlord's Statement. Before or after the start of each Comparison Year, Landlord shall furnish to Tenant a Landlord's Statement in respect of Taxes. If there shall be any increase in Taxes payable for any Comparison Year, whether during or after such Comparison Year or if there shall be any decrease in the Taxes payable for any Comparison Year during such Comparison Year, Landlord may furnish a revised Landlord's Statement for such Comparison Year, and Tenant's Tax Payment for such Comparison Year shall be adjusted and, within ten (10) Business Days after Tenant's receipt of such revised Landlord's Statement, Tenant shall (i) with respect to any increase in Taxes payable for such Comparison Year, pay such increase in Tenant's Tax Payment to Landlord, or (ii) with respect to any decrease in Taxes payable for such Comparison Year, Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Tenant's Share of Taxes payable by Tenant pursuant to this Section 6.2(a), provided that if such decrease in Taxes is attributable to the final Comparison Year of the Term, Landlord shall pay the amount of such decrease in Tenant's Tax Payment to Tenant. If, during the Term, Landlord shall elect to collect Tenant's Tax Payments in full or in quarterly or bi-annual or other installments on any other date or dates than as presently required, then following Landlord's notice to Tenant, Tenant's Tax Payments shall be correspondingly revised. The benefit of any discount for any early payment or prepayment of Taxes relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount.

     (b) With respect to each Comparison Year, on account of which Landlord shall (or anticipates that it may) be entitled to receive Tenant's Tax Payment, Tenant shall pay to Landlord, as Additional Rent for the then current Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of this Section 6.2, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against Tenant's Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall not be sufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to this
Section 6.2, shall be equal to the amount of the insufficiency and shall be payable within ten (10) Business Days of demand by Landlord. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall credit the amount of such excess against the next payment of Tenant's Projected Share of Taxes due hereunder.

     (c) Only Landlord shall be eligible to institute Tax reduction or other proceedings to reduce the Assessed Valuation of the Real Property, and the filings of any such proceeding by Tenant without Landlord's prior written consent shall constitute a default hereunder. If the Taxes payable for the Base Tax Year are reduced by final determination of legal proceedings, settlement or otherwise, then Base Taxes shall be correspondingly revised, the Additional Rent theretofore paid or payable on account of Tenant's Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord, as Additional Rent within ten (10) Business Days after receipt of a bill therefor, any deficiency between the amount of such Additional Rent theretofore computed and paid by Tenant to Landlord and the amount thereof due as a result of such recomputations. If the Taxes payable for the Base Tax Year are increased by such final determination of legal proceedings, settlement or otherwise, then, Landlord shall either pay to Tenant, or at Landlord's election, credit against subsequent payments due under this Section 6.2, an amount equal to the excess of the amounts of such Additional Rent theretofore paid by Tenant over the amount thereof actually due as a result of such recomputations. If Landlord shall receive a refund or reduction of Taxes for any Comparison Year, Landlord shall, within a reasonable time after such refund is actually received or such credit is actually applied against Taxes then due and payable, either pay to Tenant, or, at Landlord's election, credit against subsequent payments under this Section 6.2, an amount equal to Tenant's Share of the refund or reduction, provided that such amount shall not exceed Tenant's Tax Payment paid for such Comparison Year. Nothing herein contained shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or Assessed Valuation.

     (d) Tenant's Tax Payment shall be made as provided in this Section 6.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

     (e) Without duplication of any amounts payable on account of Taxes, Tenant shall pay to Landlord, as Additional Rent upon demand, any Commercial Rent or Occupancy Tax imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code or any successor statute hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

     (f) If the Commencement Date or the Expiration Date shall occur on a date other than July 1 or June 30, respectively, any Additional Rent payable by Tenant to Landlord under this Section 6.2 for the Comparison Year in which such Commencement Date or Expiration Date shall occur, shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30 or from July 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Comparison Year. In the event of a termination of this Lease, any Additional Rent under this Section
6.2 shall be paid or adjusted within thirty (30) days after submission of Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 6.2 and the rights and obligations of Landlord and Tenant under the provisions of this Section 6.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

     SECTION 6.3 The following terms shall have the meanings set forth below:

     (a) "Comparison Year" shall mean any calendar year subsequent to the Base Labor Year.

     (b) "R.A.B." shall mean the Realty Advisory Board on Labor Relations, Incorporated, or its successor.

     (c) "Local 32B-32J" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

     (d) "Class A Office Buildings" shall mean office buildings so categorized under any agreement between R.A.B. and Local 32B-32J, regardless of the designation given to such office buildings in any such agreement.

     (e) "Labor Rates" shall mean a sum equal to the regular hourly wage rate required to be paid to Others (hereinafter defined) employed in Class A Office Buildings pursuant to an agreement between R.A.B. and Local 32B-32J; provided, however, that:

          (i) if, as of October 1st of any Comparison Year, any such agreement shall require Others in Class A Office Buildings to be regularly employed on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term "regular hourly wage rate", as used in this Section 6.3 shall mean the average hourly wage rate for the hours in a calendar week during which Others are required to be regularly employed;

          (ii) if no such agreement is in effect as of October 1st of any Comparison Year with respect to Others, then the term "regular hourly wage rate", as used in this Section 6.3 shall mean the regular hourly wage rate actually paid to Others employed in the Building by Landlord or by an independent contractor engaged by Landlord; and

          (iii) the term "regular hourly wage rate" in all events shall exclude payments and benefits directly to taxing authorities or others on account of the employment and all welfare, pension and fringe employee benefits and payments of any kind paid or given pursuant to such agreement.

     (f) "Others" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to "others" in the current agreement between R.A.B. and Local 32B-32J.

     (g)  "Base Labor Year" shall mean the calendar year 1999.

     (h) "Base Labor Rates" shall mean the Labor Rates in effect for the Base Labor Year.

     (i)  "Tenant's Labor Rate Payment" is defined in Section 6.4(a).

     SECTION 6.4 (a) If the Labor Rates in effect for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Labor Rates, then Tenant shall pay, as Additional Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, an amount ("Tenant's Labor Rate Payment") equal to (i) 26,846 multiplied by (ii) the number of cents (inclusive of any fractions of a cent) by which the Labor Rates in effect for such Comparison Year exceed the Base Labor Rates, multiplied by (iii) eighty percent (80%).

     (b) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant a Landlord's Statement showing (i) a comparison of the Labor Rates for the

Comparison Year with the Base Labor Rates, and (ii) the amount of Tenant's Labor Rate Payment resulting from such comparison. Landlord's failure to render a Landlord's Statement during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement during or with respect to any subsequent Comparison Year and shall not eliminate or reduce Tenant's obligation to pay Tenant's Labor Rate Payment pursuant to this Article 6 for such Comparison Year.

     (c) Tenant's Labor Rate Payment shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord's Statement, in equal monthly installments, each such installment to be equal to 1/12th of Tenant's Labor Rate Payment for such Comparison Year multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of such Comparison Year, continuing monthly thereafter until rendition of the next succeeding Landlord's Statement.

     (d) The provisions of this Section 6.4 shall be effective irrespective of whether or not (i) the Building is classified as a Class A office building from time to time, or (ii) any Building employees are members of Local 32B-32J. Tenant acknowledges and agrees that the computation of Labor Rates hereunder is intended to serve solely as a formula for an agreed rental adjustment, rather than an actual operating expense calculation, and is not intended to reflect the actual cost to Landlord of wages at the Building or any increases or decreases in such cost.

     SECTION 6.5 (a) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any Additional Rent under this Article 6 for the Comparison Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Comparison Year. In the event of a termination of this Lease, any Additional Rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 6.5 and the rights and obligations of Landlord and Tenant under the provisions of this Article 6 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

     (b) The computations of Additional Rent under this Article 6 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building.

     SECTION 6.6 Landlord's failure to render a Landlord's Statement with respect to any Comparison Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Comparison Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Comparison Year. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes or Labor Rates during any Comparison Year or any time thereafter.

     SECTION 6.7 If any capital improvement is made to the Real Property during any calendar year during the Term in compliance with any Legal Requirements enacted or imposed subsequent to the date of this Lease (including reinterpretations or new rules or regulations applicable to existing Legal Requirements), then Tenant shall pay to Landlord, immediately upon demand therefor, Tenant's Proportionate Share of the reasonable annual amortization, with interest, of the cost of such improvement in each calendar year during the Term during which such amortization occurs.

     ARTICLE 7. LEGAL REQUIREMENTS

     SECTION 7.1 Tenant, at its sole expense, shall comply with all Legal Requirements applicable to the Premises or the use and occupancy thereof by Tenant, and make all repairs or Alterations required thereby, whether structural or nonstructural, ordinary or extraordinary; provided, however, that Tenant shall not be obligated to comply with any Legal Requirement requiring any structural Alteration to the Premises unless the application of such Legal Requirement arises from (i) Tenant's manner of use or occupancy of the Premises (as distinguished from the use or occupancy of the Premises as executive and general offices), (ii) any cause or condition created by or on behalf of Tenant or any Tenant Party (including any Alterations), (iii) the breach of any of Tenant's obligations under this Lease, (iv) any Hazardous Materials having been brought into the Building by any Tenant Party, or (v) the enforcement, by any Governmental Authority or as a consequence of private action, of the Americans With Disabilities Act, 42 U.S.C. Section 12101 (et seq.) or New York City Local Law 58 of 1987. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with Landlord's insurance policies, and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or liability insurance applicable to the Building. If, as a result of any act or omission by Tenant or by reason of Tenant's failure to comply with the provisions of this Article, the insurance rates for the Building shall be increased, then Tenant shall desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent hereunder, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such act, omission or failure by Tenant, and shall make such reimbursement upon demand by Landlord.

     SECTION 7.2 Tenant, at its expense, shall comply with all Environmental Laws and with any directive of any Governmental Authority which shall impose any violation, order or duty upon Landlord or Tenant under any Environmental Laws with respect to the Premises or the use or occupation thereof. Tenant's obligations hereunder with respect to Hazardous Materials shall extend only to those matters directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim (defined below) relating in any way to Tenant's operation or use of the Premises or the Building.

     SECTION 7.3 Tenant shall provide Landlord with copies of all communications and related materials regarding the Premises which Tenant shall receive from or send to (a) any Governmental Authority relating in any way to any Environmental Laws, or (b) any Person with respect to any claim based upon any Environmental Laws or relating in any way to Hazardous Materials (any such claim, an "Environmental Claim"). Landlord or its agents may perform an environmental inspection of the Premises at any time during the Term, upon prior notice to Tenant except in an emergency.

     SECTION 7.4 Landlord, at its expense, shall comply with all Legal Requirements with respect to the Building in the event that the failure to so comply prevents Tenant's use of the Premises for the Permitted Use.

     ARTICLE 8. SUBORDINATION AND NON-DISTURBANCE; ESTOPPEL CERTIFICATES

     SECTION 8.1 Subject to the provisions of Section 8.5, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all Mortgages and Superior Leases. This Section 8.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord or any Lessor or Mortgagee may reasonably request to evidence such subordination.

     SECTION 8.2 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to each Mortgagee and Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Mortgagee or Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Mortgagee or Lessor shall have become entitled under such Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Mortgagee or Lessor shall with due diligence give Tenant written notice of its intention to remedy such act or omission, and such Mortgagee or Lessor shall commence and thereafter continue with reasonable diligence to remedy such act or omission. If more than one Mortgagee or Superior Lessor shall become entitled to any additional cure period under this Section 8.2, such cure periods shall run concurrently, not consecutively.

     SECTION 8.3 Subject to the provisions of Section 8.5, if a Mortgagee or Lessor shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that Successor Landlord shall not:

     (a) be liable for any previous act or omission of Landlord under this Lease;

     (b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or

     (c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by such Mortgagee or Lessor.

     SECTION 8.4 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a written statement executed and acknowledged by such party (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then annual Fixed Rent, (c) setting forth the date to which the Fixed Rent and Additional Rent have been paid, (d) stating whether or not, to the best knowledge of the signatory, the other party is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the Security Deposit, (f) stating whether there are any subleases affecting the Premises, (g) stating the address of the signatory to which all notices and communication under the Lease shall be sent, the Commencement Date and the Expiration Date, and (i) as to any other matters reasonably requested by the party requesting such certificate. The parties acknowledge that any statement delivered pursuant to this Section 8.4 may be relied upon by others with whom the party requesting such certificate may be dealing, including any purchaser or owner of the Real Property or the Building, or of Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee or Lessor, or by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant.

     SECTION 8.5 Notwithstanding the foregoing provisions of this Article 8, Landlord agrees to (a) obtain from the Mortgagee under the existing Mortgage, and (b) to use commercially reasonable efforts (which shall not include the payment of any sums or the prosecution of any legal actions) to obtain from each of the Mortgagees or Lessors under any Mortgages or Superior Leases entered into after the date hereof, a Non-Disturbance Agreement; provided, however, that if Landlord shall be unsuccessful in so obtaining any such Non-Disturbance Agreement from any Mortgagee or Lessor under any Mortgage or Superior Lease entered into after the date hereof, then Landlord shall have no liability to Tenant therefor, and this Lease shall remain in full force and effect. Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for Landlord's actual out-of-pocket costs and expenses, including reasonable attorney's fees and disbursements, incurred in connection with such efforts. A "Non-Disturbance Agreement" shall mean a subordination, attornment and non-disturbance agreement duly executed and acknowledged by the holder of a Mortgage or a Superior Lease, as the case may be, and by Tenant, and in recordable form, and (i) with respect to the existing Mortgage, in the form attached to this Lease as Exhibit E, and (ii) with respect to any Mortgages or Superior Leases entered into after the date hereof, in the form customarily employed by such Mortgagee or Lessor. Landlord represents to Tenant that (i) LaSalle National Bank, as Trustee for GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GSFL1 ("Lender") is the sole Mortgagee of the Building and the Real Property, and (ii) there are no Superior Leases affecting the Building or the Real Property. If Landlord fails to deliver to Tenant a Non-Disturbance Agreement executed by Lender within sixty
(60) days
following the execution and delivery of this Lease, then Tenant shall have the right to terminate this Lease by notice to Landlord, such termination to be effective on the date which shall be thirty (30) days after the date such notice is given, upon which date this Lease shall come to an end and terminate, and neither party shall have any liability to the other hereunder, and Landlord shall return the Security Deposit to Tenant, together with all prepaid Fixed Rent and Additional Rent, if any, deposited by Tenant hereunder. Notwithstanding anything to the contrary contained herein, if Landlord shall deliver such Non-Disturbance Agreement executed by Lender, to Tenant at any time within thirty (30) days following Landlord's receipt of such notice by Tenant, such termination shall be void and of no force and effect, and Tenant shall have no further right to terminate this Lease pursuant to this Section 8.5.

     ARTICLE 9. SERVICES

     SECTION 9.1 Landlord shall provide, at Landlord's expense, except as otherwise set forth herein, the following services:

     SECTION 9.2 ELECTRICITY. (a) Landlord, subject to the provisions of this
Article 9, shall make available to Tenant, at a location in the basement of the Building to be designated by Landlord, AC electric capacity at a level not less than 2800 amperes, 480 volt, 3-phase, 4-wire, dedicated to Tenant. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the installation of all risers and other electrical facilities and equipment required in order to deliver such electric power to the Premises and to distribute it therein. Tenant shall pay to Landlord for making such electric power available to Tenant a one-time fee of $838,600.00 on the date on which Landlord makes such additional electric power available to Tenant. Tenant covenants that Tenant's use and consumption of electric current shall not at any time exceed the electrical capacity supplied to the Premises from time to time pursuant to this Section 9.2, nor exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises. Tenant shall pay Landlord, as Additional Rent, at any time and from time to time, but no more frequently than monthly, for its consumption of electric power at the Premises, as provided herein.

     (b) In the event that Tenant's total power requirements at the Premises, based on an annual review of Tenant's consumption following the first (1st) anniversary of the Commencement Date, shall be less than the 2800 ampere, 480 volt service described above, Tenant shall pay to Landlord an annual sum equal to the fee, if any, which Landlord is obligated to pay to the Electricity Provider (as hereinafter defined), commonly known as a "use it or lose it" fee, for the availability of such capacity, presently payable by Landlord to the Electricity Provider at the rate of $12.50 per unused ampere per annum. Further, if as of the third (3rd) anniversary of the Commencement Date, Tenant shall continue to require less than the 2800 ampere, 480 volt service described above, then Landlord shall have the right to reduce the level of electric power supplied to the Premises to not less than one hundred twenty-five percent (125%) of Tenant's actual power requirements as measured at the peak demand level occurring during the immediately preceding calendar quarter.

     (c) The calculations and determinations of the charges for electric power consumed by Tenant shall be based on the readings of one or more submeters to be installed by Landlord at Tenant's sole expense, applied to Landlord's Electricity Cost, as defined in Section

9.2(d). Tenant shall pay for electricity consumed as determined thereunder as measured and calculated from time to time by such submeter or submeters, plus Landlord's charge for overhead and supervision, which charge shall not exceed five percent (5%) of such payment by Tenant. In addition, Tenant shall pay to Landlord, as Additional Rent (i) the fees and expenses of Landlord's electrical contractor for services rendered by such contractor in the maintenance and repair of such submeter(s), and (ii) the amount of any taxes imposed by any Governmental Authority on Landlord's receipts from the sale of electricity to Tenant. In the event that more that one submeter is used to measure Tenant's consumption of electricity in the Premises, Tenant shall be billed only on the basis of the "totalized" demand, i.e., as though a single meter were measuring such usage.

     (d) "Landlord's Electricity Cost" means the cost per kilowatt hour and cost per kilowatt demand, adjusted by time of day factors, fuel adjustment charges and other applicable rate adjustments, to Landlord for the purchase of electricity from the public utility or other electricity provider furnishing electricity service to the Building from time to time (the "Electricity Provider"), including sales and other taxes imposed by any Governmental Authority on Landlord's purchase of electricity. If at any time during the Term the cost elements comprising Landlord's Electricity Cost shall be increased by the Electricity Provider, or Landlord's Electricity Cost shall be increased for any other reason, then effective as of the date of such increase, Tenant's payment for submetered electricity under this Section 9.2 shall be proportionately increased. Landlord reserves the right to contract with different Electricity Providers from time to time in its sole judgment, and without reference to whether any Electricity Provider selected by Landlord provides lower rates than any other electricity supplier. Currently, Landlord's Electricity Cost is based upon Consolidated Edison Company's Service Classification rate schedule S.C. #4 Rate II as in effect on the Commencement Date.

     (e) During the period beginning on the Commencement Date and ending on the date upon which the submeters to be installed by Landlord in the Premises become operational, Tenant shall pay to Landlord a fixed fee for electric energy supplied to the Premises of (i) during the period prior to the date upon which Tenant first occupies all or any portion of the Premises for the conduct of its business, an amount per annum equal to One and 00/100 Dollar ($1.00) multiplied by the number of Rentable Square Feet in the Premises, in equal monthly installments on the first (1st) day of each month during such period, and (ii) from and after the date upon which Tenant first occupies all or any portion of the Premises for the conduct of its business, an amount per annum equal to Four and 00/100 Dollars ($4.00) multiplied by the number of Rentable Square Feet in the Premises, in equal monthly installments on the first (1st) day of each month during such sentence, through the date upon which such submeters become operational.

     (f) Tenant covenants that Tenant's use and consumption of electric current shall not at any time exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises and Tenant shall, upon the submission by Landlord to Tenant of written notice, promptly cease the use of any of Tenant's electrical equipment which Landlord believes will cause Tenant to exceed such capacity. Any additional feeders, risers, electrical facilities and other such installations required for electric service to the Premises will be supplied by Landlord, at Tenant's expense, upon Landlord's prior consent in each instance, provided that, in Landlord's judgment, such additional electrical facilities and installations, feeders or risers are necessary and are permissible under Legal Requirements (including the New York State Energy Conservation Construction
Code) and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with, or disturb, other tenants or occupants of the Building. In addition, Landlord shall have no obligation to consent to such additional feeders, risers, electrical facilities and installations if in Landlord's judgment, the same would give Tenant a disproportionate amount of the electrical current supplied to the Building at the expense of, or in derogation of the needs of other tenants or occupants of the Building.

     (g) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of the unavailability of or interruption in the supply of electric current to the Premises or a change in the quantity or character or nature of such current and such change, interruption or unavailability shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except that Tenant's liability to pay Landlord for electricity under this Section 9.2 shall cease as of the date of such disturbance), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

     (h) Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than one hundred twenty (120) days' notice to Tenant. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant, and Tenant shall have no further obligation to pay Landlord for electricity supplied to the Premises. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the Electricity Provider. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All equipment which may be required for Tenant to obtain electricity shall be installed by Landlord at the sole cost and expense of (i) Landlord, if Landlord voluntarily discontinues such service, (ii) Landlord and Tenant equally, if Landlord is compelled to discontinue such service by the Electricity Provider or pursuant to applicable Legal Requirements, or (iii) Tenant, if such discontinuance arises out of the acts or omissions of Tenant. Landlord will not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the Electricity Provider.

     (i) If submetering of electricity in the Building is hereafter prohibited by any Legal Requirement, or by any order or ruling of the Public Service Commission of the State of New York, then Tenant shall apply, within ten (10) days of Tenant's receiving notice thereof, to the Electricity Provider in order to obtain direct electric service, and Tenant shall bear all costs and expenses, as set forth in Section 9.2(g), necessary to comply with all rules and regulations of the Electricity Provider pertinent thereto, and from and after the date upon which Tenant procures direct electric service, Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Section 9.2. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises, including Building feeders and risers, to the extent that the same are suitable and safe for such purposes.

     SECTION 9.3 HEAT. (a) Landlord shall provide heat to the Premises on Business Days from 8:00 A.M. to 6:00 P.M., when required in Landlord's judgment for the comfortable use and occupancy of the Premises, through use of the Building standard heating system (the "Building Heating System).

     (b) Anything in this Section 9.3 to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Building Heating System shall fail to provide heat at reasonable temperatures. Tenant at all times shall cooperate fully with Landlord and shall abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building Heating System.

     (c) Landlord shall not be required to furnish heat during periods other than the hours and days set forth in this Section 9.3 for the furnishing and distributing of such services ("Overtime Periods"), unless Landlord has received advance notice from Tenant requesting such service not less than twenty-four
(24) hours prior to the time when such service shall be required. Accordingly, if Landlord shall furnish heat to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord, as Additional Rent within ten (10) days after demand, for such services at the standard rate then fixed by Landlord for the Building, which rate as of the date of this Lease is $250.00 per hour, subject to increase during the Term due to increases in Landlord's costs. Failure by Landlord to furnish or distribute heat or any other services during Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

     (d) Landlord shall have no obligation to provide air-conditioning or ventilation services to the Premises. Landlord agrees that Tenant shall have the right, subject to the provisions of Article 3, to install a self-contained package HVAC unit, at Tenant's sole cost and expense, as part of the Initial Alterations ("Tenant's HVAC System") at a location on the roof of the Building ("Roof") as provided in Section 9.9 below or in a location otherwise designated by Landlord. Tenant shall repair and maintain Tenant's HVAC System in good working order at Tenant's sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, at Landlord's request, Tenant shall remove Tenant's HVAC System and restore any damage to the Building and the Premises resulting from such removal.

     SECTION 9.4 ELEVATORS. (a) Landlord shall provide passenger elevator service to the Premises on Business Days from 8:00 A.M. to 6:00 P.M. and freight elevator facilities on a non-exclusive basis, on Business Days from 8:00 A.M. to 4:45 P.M. ("Freight Business Hours"), and shall have one passenger elevator available at all other times. Tenant shall have access to the Building and the Premises twenty-four (24) hours a day, seven (7) days per week. Such elevator service shall be subject to such rules and regulations as Landlord may promulgate from time to time with respect thereto. Landlord shall have the right to change the operation or manner of operation of any of the elevators in the Building and/or to discontinue, temporarily or permanently, the use of any one or more cars in any of the passenger, freight or truck elevator banks. Tenant shall have the non-exclusive right to use the Building's loading platform in common with Landlord and the other tenants of the Building during regular business hours, in accordance with rules and regulations therefore promulgated by Landlord, and on a "first come first served" basis.

     (b) Tenant shall not use the freight elevator during Freight Business Hours for the delivery of construction materials or for moving into or out of the Premises. Landlord will make the freight elevator available to Tenant during other than Freight Business Hours, upon not less than 48 hours prior request by Tenant, and Tenant shall pay as Additional Rent the charge therefor established by Landlord from time to time, payable within ten (10) days of rendition of a bill therefor. As of the date hereof, Landlord' s current charge for freight elevator service during other than Freight Business Hours is $99.00/hour, which charge is subject to increase to reflect increases in Landlord's costs of providing such service (including the charges for a hoisting engineer).

     SECTION 9.5 CLEANING. Tenant shall, at Tenant's sole cost, provide cleaning services at the Premises pursuant to reasonable rules and regulations established by Landlord from time to time, and use a cleaning contractor approved by Landlord. Tenant shall cause all refuse and rubbish removed from the Premises by Tenant's contractor to be brought to an area of the Building designated from time to time by Landlord, and Landlord shall cause such refuse and rubbish to be removed from such designated area. Tenant shall reimburse Landlord, as Additional Rent, within twenty (20) days of delivery of Landlord's statement therefor, for Landlord's out-of-pocket costs in removing Tenant's refuse and rubbish from the Building.

     SECTION 9.6 WATER. Landlord shall furnish hot and cold water in such quantities as Landlord deems sufficient for ordinary drinking, lavatory and cleaning purposes to the Premises. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, cleaning and drinking purposes, Landlord may install a hot water meter and a cold water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall (a) pay to Landlord the cost of any such meters and their installation, (b) at Tenant's sole cost and expense, keep any such meters and any such installation equipment in good working order and repair, and (c) pay to Landlord, as Additional Rent, as and when billed therefor for water consumed, together with a charge for any required pumping or heating thereof, all sewer rents, charges or any other taxes, rents, levies or charges which now or hereafter are assessed, imposed or shall become a lien upon the Premises or the Real Property pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system, and in default in making such payment Landlord may pay such charges and collect the same from Tenant.

     SECTION 9.7 RUBBISH AND REMOVAL. Tenant shall, at Tenant's sole cost, provide refuse and rubbish removal service at the Premises at times, and pursuant to regulations, established by Landlord from time to time.

     SECTION 9.8 NO WARRANTY OF LANDLORD. Landlord does not warrant that any of the services to be provided by Landlord to Tenant hereunder, or any other services which Landlord may supply (a) will be adequate for Tenant's particular purposes or as to any other particular need of Tenant or (b) will be free from interruption, and Tenant acknowledges that any one or more such services may be interrupted or suspended by reason of Unavoidable Delays. In addition, Landlord reserves the right to stop, interrupt or reduce service of the Building Systems by reason of Unavoidable Delays, or for repairs, additions, alterations, replacements, decorations or improvements which are, in the judgment of Landlord, necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service shall not (i) constitute an actual or constructive eviction, or disturbance of Tenant's use and possession of the Premises, in whole or in part, (ii) entitle Tenant to any compensation or to any abatement or diminution of Fixed Rent or Additional Rent, except as provided in Section 5.4, (iii) relieve Tenant from any of its obligations under this Lease, or (iv) impose any responsibility or liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord shall use reasonable efforts to minimize interference with Tenant's access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at "overtime" or other premium pay rates or to incur any other "overtime" costs or additional expenses whatsoever. Landlord shall not be required to furnish any services except as expressly provided in this Article 9.

     SECTION 9.9 ROOF EQUIPMENT.

     (a) Landlord hereby grants to Tenant, for Tenant's own use and not for resale purposes, a non-exclusive license of sufficient space on the roof of the Building, at a location designated by Landlord in its sole discretion (the "Roof Space") for the installation by Tenant of (i) the Antenna Equipment (as defined in Section 9.10), (ii) Tenant's HVAC System (together with any dry coolant condensers, chillers and related HVAC equipment), and (iii) Tenant's Generators (as defined in Section 9.11) (together with related cabling, pumps, mountings and supports for all of the foregoing, collectively, the "Roof Equipment"), at a location or locations designated by Landlord. In connection therewith, and subject to the rights of any tenant leasing space in the Building as of the date of this Lease, Landlord shall make available to Tenant reasonable access to the roof for the construction, installation, upgrade, maintenance, repair, operation and use of the Roof Equipment. If any of the Roof Equipment generates noise which is likely, in Landlord's reasonable judgment, to disturb other tenants or occupants of the Building or the surrounding buildings, then Tenant shall install sound attenuated acoustic enclosures reasonably satisfactory to Landlord designed to eliminate such noise or reduce such noise to acceptable levels. If Tenant requires riser space for conduit connecting the Premises to the Roof Equipment, Landlord shall make available to Tenant, for Tenant's use solely in connection with the Roof Equipment, at a location or locations determined by Landlord in its sole judgment, riser space sufficient for the installation of telecommunications lines, cabling and supply and return lines reasonably required for the operation of the Roof Equipment. Tenant shall pay Landlord's annual charge for such conduit as provided in Section 9.12, and all work in connection with the installation of such conduit shall be performed as provided in Section 9.12. References herein to the Roof Equipment shall be deemed to include such riser and any conduit therein.

     (b) The installation of the Roof Equipment shall be performed by Tenant at Tenant's sole cost and expense (including any actual costs and expenses in connection with reinforcing the roof of the Building, if required, subject to Section 9.12) in accordance with and subject to the provisions of Article 3. Tenant shall pay a license fee to Landlord for the Roof Space, as Additional Rent in advance on the first day of each month during the Term, as follows (i) during the period from the Rent Commencement Date through the day before the fifth (5th) anniversary of the Rent Commencement Date, one-twelfth (1/12) of the product of the usable square foot area of the Roof Space, multiplied by Fifteen and 00/100 Dollars ($15.00) per annum, (ii) during the period from the fifth (5th) anniversary of the Rent Commencement Date through the day before the tenth (10th) anniversary of the Rent Commencement Date, one-twelfth (1/12) of the product of the usable square foot area of the Roof Space, multiplied by Eighteen and 00/100 Dollars ($18.00) per annum, and (iii) during the period from the tenth (10th) anniversary of the Rent Commencement Date through the Expiration Date, one-twelfth (1/12) of the product of the usable square foot area of the Roof Space, multiplied by Twenty-One and 00/100 Dollars ($21.00) per annum. All of the provisions of this Lease shall apply to the installation, use and maintenance of the Roof Equipment, including all provisions relating to compliance with Legal Requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Section 9.9 shall not be assignable by Tenant separately from this Lease.

     (c) Landlord retains the right to use the portion of the roof on which the Roof Equipment is located for any purpose whatsoever, provided such use shall not materially interfere with the functioning of the Roof Equipment. Tenant shall have reasonable access to the Roof Equipment at all times, and Landlord shall not interfere with, the use of the Roof Equipment so as to cause the operation thereof to be materially interrupted or impaired. Tenant shall use the Roof Equipment so as not to cause any material interference to Landlord's use of the roof, including the use by Landlord or other tenants or occupants of the Building of other equipment thereon (including data transmission or other similar or dissimilar equipment), or materially damage to or interference with the operation of the Building or the Building Systems. If any of Tenant's Roof Equipment materially interferes with any equipment installed by Landlord or any tenant leasing space in the Building as of the date of this Lease, or materially interferes with the operation of the Building or the Building Systems, then Tenant, at its sole cost and expense, shall take all steps necessary to eliminate such interference, and if Tenant shall fail to eliminate such interference, Tenant shall relocate the Roof Equipment to another area on the roof designated by Landlord. In the event Tenant fails, within thirty (30) days after notice, to relocate or remove the Roof Equipment, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs and expenses incurred by Landlord in connection therewith. If following any relocation, such interference continues to occur, then Tenant, at its sole cost and expense, shall immediately, upon notice from Landlord discontinue its use of the Roof Equipment and remove the Roof Equipment from the Roof. In the event Tenant fails, within five (5) days' after notice from Landlord, to relocate or remove the Roof Equipment or otherwise fails to comply with any of the conditions set forth in this Section 9.9 or if Landlord shall determine, in its reasonable judgment, that the Roof Equipment (i) may cause a health hazard or danger to property,
(ii) may violate or otherwise fail to comply with any governmental or quasi-governmental standards for non-ionizing radiation for occupational and/or general public levels, without limiting the rights and remedies landlord may otherwise have under this Lease, Landlord may relocate or remove the Roof Equipment, and Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection therewith.

     (d) Landlord may at its option, at any time during the Term upon not less than sixty (60) days prior notice to Tenant (except in the event of an emergency) relocate the Roof Equipment to another area on the roof designated by Landlord, provided that such relocation of the Roof Equipment does not cause the operation thereof to be interrupted or impaired, other than temporarily, and except as set forth in Section 9.9(c), such relocation is performed at Landlord's sole cost and expense. Landlord shall use reasonable efforts to minimize the duration of such interruption, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever, unless Tenant shall first pay to Landlord Landlord's reasonable estimate of all incremental cost increases to do so. In such event Tenant shall pay, as Additional Rent upon presentation of appropriate invoices, all additional costs incurred by Landlord in connection therewith.

     (e) Landlord shall not have any obligations with respect to the Roof Equipment or compliance with any Legal Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating thereto, nor shall Landlord be responsible for any damage that may be caused to Tenant or the Roof Equipment by any other tenant or occupant of the Building.

     (f) Tenant shall (i) be solely responsible for any damage caused as a result of the use of the Roof Equipment, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Legal Requirements relating to the installation, maintenance or use of the Roof Equipment, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all Governmental Authorities, and (iv) promptly and diligently perform all necessary repairs or replacements to, or maintenance of, the Roof Equipment, provided, however, that if Tenant's failure after thirty
(30) days' notice from Landlord to so repair, replace or maintain the Roof Equipment materially jeopardizes in any way Landlord's or any other tenant's property located on the roof or within the Building, Landlord may, at Landlord's option, elect to perform such repairs, replacements or maintenance at Tenant's sole cost and expense. Landlord shall give Tenant thirty (30) days' prior notice of its election to perform such repairs, except in an emergency.

     (g) The privileges granted Tenant under this Section 9.9 merely constitute a license and shall not, now or at any time after the installation of the Roof Equipment, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof, including the Building's roof. The license granted to Tenant in this Section 9.9 shall continue until and automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. For so long as this Lease shall be in full force and effect, Landlord will not terminate the license granted to Tenant hereby. Notwithstanding the foregoing, upon request by Landlord, Tenant, at Tenant's sole cost and expense, shall promptly execute and deliver to Landlord, in recordable form, any certificate or other document reasonably required by Landlord confirming the termination of Tenant's right to use the roof of the Building.

     (h) The Roof Equipment shall be treated for all purposes of this Lease as Tenant's Alterations. If requested by Landlord, Tenant shall cause Roof Equipment and all equipment and installations appurtenant thereto to be designated as one or more separate tax lots by the City of New York for all purposes of assessment and payment of Taxes, and Tenant shall pay all Taxes imposed thereon directly to the taxing authorities, without deduction or offset against Rent under this Lease. If for any reason Tenant fails (with or without Landlord's consent thereto) to so cause Roof Equipment to be designated as one or more separate tax lots, Tenant shall pay to Landlord monthly, as Additional Rent upon demand, the amount, determined by Landlord in its reasonable discretion, by which Taxes imposed upon the Building have been increased on account of Tenant's installation of the Roof Equipment.

     SECTION 9.10 ANTENNA EQUIPMENT.

     (a) Subject to the provisions of Section 9.9, Landlord hereby grants to Tenant, for use by Tenant and Tenant's colocation customers and not for resale purposes, a non-exclusive license of five hundred (500) square feet of space on the roof of the Building, at a location designated by Landlord in its sole discretion, for the construction, installation, operation and use by Tenant of antennas, not to exceed ten feet (10') in height, for use in conjunction with Tenant's equipment and facilities in the Premises together with related cabling, mountings and supports for the foregoing (collectively, the "Antenna Equipment"), at a location designated by Landlord, taking into account any reasonable "line of sight" requirements of Tenant.

     (b) Supplementing the provisions of Section 9.9(c), if the Antenna Equipment materially interferes with any equipment installed by Landlord or any tenant leasing space in the building as of the date of this Lease, or materially interferes with the operation of the Building or the Building Systems, or if Landlord shall determine that the operation thereof (i) may cause a health hazard or danger to property, (ii) may not be in accordance with governmental or quasi-governmental standards for non-ionizing radiation for occupational or general public health levels, then Tenant, at its sole cost and expense, shall take all steps necessary to eliminate such interference, and if Tenant shall fail to eliminate such interference, Tenant shall relocate the Antenna Equipment to another area on the roof of the Building designated by Landlord, as provided in Section 9.9(c).

     (c) Supplementing the provisions of Section 9.9(e), Landlord makes no representation that the Antenna Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

     SECTION 9.11 TENANT'S EMERGENCY GENERATORS.

     (a) Subject to the provisions of Section 9.9, Landlord hereby grants to Tenant, for Tenant's own use and not for resale purposes, a non-exclusive license of sufficient space on the roof of the Building, at a location designated by Landlord in its sole discretion, for the construction, installation, operation and use by Tenant of two diesel-powered electric generators, each having a capacity of up to 2000 kW at 480 volts, and other related equipment, including mountings and supports (collectively, "Tenant's Generators"). Tenant shall have the right, subject to Article 3, to connect Tenant's Generators to one of the Building's diesel fuel tanks as designated by Landlord and Landlord shall make available to Tenant up to four hundred (400) gallons of diesel fuel to Tenant's Generators from such fuel tank. Tenant shall reimburse

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

Landlord for Landlord's actual cost for such diesel fuel used by Tenant, as indicated on a meter to be installed by Landlord, at Tenant's expense, at a point designed by Landlord along the fuel line to be installed by Tenant (at Tenant's cost and expense) connecting such fuel tank to Tenant's Generators. Tenant shall pay to Landlord for making such diesel fuel available to Tenant a one-time fee of $200,000.00 on the date on which Landlord makes such diesel fuel available to Tenant. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the installation of all fuel lines, pumps, piping, meters and other equipment or installations necessary for the operation of Tenant's Generators as provided in this Section 9.11. Tenant shall pay Landlord, as Additional Rent, at any time and from time to time, but no more frequently than monthly, for its consumption of diesel fuel as provided herein. Subject to the rights of other tenants leasing space in the Building as of the date of this Lease, Landlord shall make available to Tenant reasonable access to the roof for the construction, installation, maintenance, repair, operation and use of Tenant's Generators. Tenant shall be responsible for all reinforcement and bracing necessary to enable the roof of the Building to support Tenant's Generators; provided, however, that Landlord shall have the right, by notice to Tenant within ten (10) days of delivery to Landlord of Tenant's plans and specifications for Tenant's Generators, to require Tenant to install Tenant's Generators in a vertically contiguous arrangement (i.e., one generator on top of the other), and if Landlord shall require Tenant's Generators to be installed in such vertically contiguous arrangement, then Landlord shall reimburse Tenant for fifty percent (50%) of any costs and expenses reasonably incurred by Tenant to reinforce or brace the roof of the Building, if necessary, to allow Tenant's Generators to be installed in such vertically contiguous arrangement. If Tenant requires riser space for electrical conduits connecting Tenant's Generators to the Premises, or for fuel lines connecting Tenant's Generators to the Building fuel tank designated by Landlord, then, subject to availability of riser space in the Building, Landlord shall make such riser space available to Tenant, and Tenant shall pay for such riser space, all as provided in Section 9.12. References herein to Tenant's Generators shall be deemed to include such riser and the electrical conduits and fuel lines appurtenant thereto.

     (b) Tenant's Generators shall be treated for all purposes of this Lease as Tenant's Alterations. Landlord shall have no right to require Tenant and Tenant shall have no right to remove Tenant's Generators on the Expiration Date or sooner termination of this Lease. If requested by Landlord, Tenant shall cause Tenant's Generators and all equipment and installations appurtenant thereto to be designated as a separate tax lot by the City of New York for all purposes of assessment and payment of Taxes, and Tenant shall pay all Taxes imposed thereon directly to the taxing authorities, without deduction or offset against Rent under this Lease. If for any reason Tenant fails (with or without Landlord's consent thereto) to so cause Tenant's Generators to be designated as a separate tax lot, Tenant shall pay to Landlord monthly, as Additional Rent upon demand, the amount, determined by Landlord in its reasonable discretion, by which Taxes imposed upon the Building have been increased on account of Tenant's installation of Tenant's Generators.

     (c) Landlord acknowledges that Tenant requires the temporary use of a portable emergency generator (the "Temporary Generator") until such time as Tenant's Generators are installed. Provided that Tenant shall obtain all necessary permits and approvals from all requisite Governmental Authorities, Landlord shall permit Tenant to place the Temporary Generator, at a location determined by Landlord in its sole judgment, on a street or sidewalk adjacent to the Building. If Tenant is unable to obtain the necessary permits and approvals required to enable Tenant to place the Temporary Generator outside of and adjacent to the Building or if Landlord, in its sole discretion, prohibits Tenant from placing the Temporary Generator outside of the Building, Landlord will make space available to Tenant for the installation of the Temporary Generator, at a location determined by Landlord in its sole judgment, in the truck loading area of the Building. Tenant, if necessary and only in connection with Tenant's installation and use of the Temporary Generator, shall have the right to install (i) an emergency generator plug on the outside of the Building adjacent to the loading dock area, through a pathway to be designated by Landlord, for the purpose of connecting the Premises to the Temporary Generator, and (ii) an electrical grounding system as required for the Temporary Generator, subject to Landlord's review and approval of plans, which approval shall not be unreasonably withheld or delayed. Upon the earlier to occur of (i) the installation of Tenant's Generators, and (ii) the date which is six (6) months from the Commencement Date, Tenant shall cease using and at its sole cost and expense remove the Temporary Generator and all related equipment from the Building, and shall restore any damage to the Building resulting therefrom. Tenant's installation of the Temporary Generator shall constitute an Alteration and shall be performed by Tenant at Tenant's sole cost and expense in accordance with and subject to the provisions of Article 3. All of the provisions of this Lease shall apply to the installation, use and maintenance of the Temporary Generator, including all provisions relating to compliance with Legal Requirements, insurance, indemnity, repairs and maintenance. Tenant acknowledges and agrees that the privileges granted Tenant under this Section 9.11(c) shall merely constitute a license and shall not, now or at any time after the installation of the Temporary Generator, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof, including the Building loading dock. Tenant further acknowledges and agrees that the license granted to Tenant under this Section 9.11(c) shall automatically terminate and expire in accordance with the terms of this Section 9.11(c) and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination.

     SECTION 9.12 CONDUIT. Landlord will make available to Tenant, without additional charge, riser space sufficient to accommodate (a) the electrical conduits required in order to deliver electric power from the basement of the Building to the Premises and (b) the electrical conduits required in order to connect Tenant's Generator to the Premises. If Tenant requires additional riser space for electrical conduits, telecommunications and fiber optic lines or for use in connection with the Roof Equipment, then upon request by Tenant, subject to availability of riser space in the Building, Landlord will make available riser space at Landlord's then-current rates for riser space in the Building, which rates are currently as follows: (i) for riser space not exceeding two inches (2") in diameter, an annual charge of $5.00 per lineal foot, and (ii) for riser space in excess of two inches (2") in diameter but not exceeding four inches (4") in diameter, an annual charge of $7.50 per lineal foot. All work in connection with the installation of such conduit, including core drilling, if required, shall be performed by Tenant at Tenant's sole cost and expense, including the cost of a fire watch and related supervisory costs relating to any core drilling, which shall be performed in such a manner and at such times as Landlord shall prescribe. Landlord shall make available to Tenant reasonable access within the Building core for purposes of such installation work.

               ARTICLE 10.   INSURANCE

               SECTION 10.1 Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance under which Tenant is named as the insured and Landlord, Landlord's managing agent for the Building, and any Lessors and any Mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent or any Lessors or Mortgagees named as additional insureds. Tenant's primary commercial general liability policy shall contain a provision that the policy shall be noncancelable unless twenty (20) days' written notice shall have been given to Landlord and Landlord shall similarly receive twenty (20) days' notice of any material change in coverage. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000 per location general aggregate limit; provided, however, that Landlord shall retain the right to require Tenant to increase said coverage to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by prudent landlords of comparable buildings in the City of New York, and provided further that Landlord shall require similar increases of other tenants of space in the Building comparable to the Premises, to the extent Landlord shall then have the right to do so under applicable leases. Tenant shall also obtain and keep in full force and effect during the Term, (a) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" insurance policies with extended coverage, to Tenant's Property and Tenant's Alterations for the full insurable value thereof or on a replacement cost basis; (b) Workers' Compensation Insurance, as required by law; (c) New York Disability Benefits Law Policy; and (d) such other insurance in such amounts as Landlord, any Mortgagee or Lessor may reasonably require from time to time. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a Best's Rating" of "A-" and a "Financial Size Category" of at least "XI" or if such ratings are not then in effect, the equivalent thereof.

               SECTION 10.2 (a) The parties hereto do hereby waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant hereunder. In addition, the parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and subject to obtaining such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation or consent to waiver provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant's Alterations (if any) or Tenant's Property, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

               (b) As to each party hereto, provided such party's right of full recovery under the applicable insurance policy is not adversely affected, such party hereby releases the other (its servants, agents, contractors, employees and invitees) with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction of the type covered by such insurance with respect to its property by fire or other casualty i.e. in the case of Landlord, as to the Building, and, in the case of Tenant, as to Tenant's Property and Tenant's Alterations (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

               SECTION 10.3 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance required to be carried by Tenant pursuant to this Article 10, including evidence of waivers of subrogation required pursuant to Section 10.2. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty
(20) days prior to the expiration of such policy.

               SECTION 10.4 Landlord agrees to maintain (a) insurance against loss or damage to the Building by fire and such other risks and hazards as are insurable under then available forms of "all risk" insurance policies with extended coverage, and (b) a policy of commercial general liability insurance with minimum limits of liability in amounts comparable to insurance maintained by other prudent landlords of comparable office buildings in the City of New York.

               ARTICLE 11. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

               SECTION 11.1 If the Premises shall be damaged by fire or other casualty, or if the Building shall be so damaged that Tenant shall be deprived of reasonable access to the Premises, Tenant shall give prompt notice thereof to Landlord, and the damage shall be repaired (i) by and at the expense of Landlord as to the core, shell, floors, roof, curtain wall and other structural elements of the Building located in the Premises and Building Systems servicing the Premises (the "Base Building Restoration"), and (ii) by and at the expense of Tenant as to all other elements of the Premises, including Tenant's Alterations and Tenant's Property. Commencing on the date of such fire or other casualty, and until the Base Building Restoration shall be Substantially Completed, Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises which is neither usable nor used by Tenant bears to the total Premises Area. Landlord shall have no obligation to repair any damage to, or to replace, any of Tenant's Alterations or Tenant's Property.

               SECTION 11.2 Anything contained in Section 11.1 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if

Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then in any of such events, Landlord may, not later than sixty (60) days following the date of the damage, give Tenant a notice in writing terminating this Lease, provided Landlord similarly terminates the leases of other tenants in the Building covering at least twenty-five percent (25%) of the Rentable Square Footage of the then-leased portions of the Building. If this Lease is so terminated, the Term shall expire upon the tenth (10th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in this
Section 11.2, Tenant's liability for Fixed Rent and Additional Rent shall cease as of the date of such fire or other casualty, and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

               SECTION 11.3 If the Premises are damaged by fire or other casualty and are rendered wholly untenantable thereby, or if the Building shall be so damaged that Tenant shall be deprived of reasonable access to the Premises, and if Landlord shall elect to restore the Premises, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect believes the Base Building Restoration shall be Substantially Completed. If the Restoration Notice shall indicate that the Base Building Restoration shall not be Substantially Completed on or before the date which shall be six (6) months following the date of such damage or destruction, Tenant shall have the right to terminate this Lease by giving written notice (the "Termination Notice") to Landlord not later than thirty (30) days following receipt of the Restoration Notice. If Tenant gives a Termination Notice, this Lease shall be deemed canceled and terminated as of the date of the giving of the Termination Notice as if such date were the Expiration Date, and Fixed Rent and Additional Rent shall be apportioned and shall be paid or refunded, as the case may be up to and including the date of such damage or destruction. If Tenant shall have had the right to give a Termination Notice pursuant to this Section 11.3, but Tenant nonetheless shall have failed to give a Termination Notice hereunder, and thereafter Landlord fails to Substantially Complete the Base Building Restoration on or before the date which is thirty (30) days following the date set forth in the Restoration Notice, then Tenant shall again have the right to terminate this Lease by giving a Termination Notice (a "Second Termination Notice"), and, unless Landlord Substantially Completes the Base Building Restoration within thirty (30) days following the giving of such Second Termination Notice, this Lease shall be deemed canceled and terminated as set forth in this Section 11.3. Notwithstanding anything set forth to the contrary in this Article 11, in the event that a fire or other casualty rendering the Premises wholly untenantable shall occur during the final year of the Term, either Landlord or Tenant may terminate this Lease by giving the other party a Termination Notice as set forth herein.

        SECTION 11.4 This Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force shall have no application in any such case.

               ARTICLE 12.   EMINENT DOMAIN

               SECTION 12.1 If (a) all of the floor area of the Premises, or so much thereof as shall render the Premises wholly untenantable, shall be acquired or condemned for any public or quasi-public use or purpose, or (b) a portion of the Real Property, not including the Premises, shall be so acquired or condemned, but by reason of such acquisition or condemnation, Tenant no longer has means of access to the Premises, then this Lease and the Term shall end as of the date of the vesting of title with the same effect as if that date were the Expiration Date. In the event of any termination of this Lease and the Term pursuant to the provisions of this Article 12, Fixed Rent and Additional Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

               SECTION 12.2 In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant's Alterations, and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this Section 12.2 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

               SECTION 12.3 If only a part of the Real Property shall be so acquired or condemned then, subject to Section 12.1, this Lease and the Term shall continue in force and effect. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned so as to constitute tenantable Premises. From and after the date of the vesting of title, Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation.

               ARTICLE 13.   ASSIGNMENT AND SUBLETTING

               SECTION 13.1 Except as otherwise expressly provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor sublet (nor underlet), nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, or if this Lease or the Premises or Tenant's personal property are encumbered (whether by operation of law or otherwise) without Landlord's consent, then Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Fixed Rent and Additional Rent, but no assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of the provisions hereof, the acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release by Landlord of Tenant from the further performance by Tenant its obligations under this Lease, and Tenant shall remain fully liable therefor. Notwithstanding the foregoing sentence, Landlord acknowledges that Tenant shall have the right, from time to time, to grant security interests in and to Tenant's personal property located in the Premises, provided that no such security interest shall ever attach to any part of the Real Property. The consent by Landlord to any assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void.

               SECTION 13.2 If Tenant shall, at any time or from time to time, during the Term desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice (a "Tenant's Notice") thereof to Landlord, which Tenant's Notice shall set forth: (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective and any consideration Tenant would receive under such assignment, (b) with respect to a sublet of all or a part of the Premises (i) the dates upon which Tenant desires the sublease term to commence and expire, (ii) the rental rate and other material business terms upon which Tenant would sublet such premises, and (iii) a description of the Premises showing the portion to be sublet, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice, (c) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (d) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, (e) a true and complete copy of the proposed assignment or sublease and any other agreements relating thereto, and (f) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other Persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. Tenant's Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (I) sublease such space (the "Leaseback Space") from Tenant upon the terms and conditions set forth in
Section 13.4, or terminate the Lease with respect to only the Leaseback Space, or (II) if the proposed transaction is (1) an assignment of this Lease, or (2) a subletting of fifty percent (50%) or more of the rentable area of the Premises, terminate this Lease. Said options may be exercised by Landlord by notice given to Tenant at any time within sixty (60) days after Tenant's Notice has been given by Tenant to Landlord, and during such sixty-day period, Tenant shall not assign this Lease nor sublet such space to any Person other than Landlord. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent as described in Section 13.1 and Landlord shall not have the right to exercise the option described in this Section 13.2 with respect to a sublease demising not more than twenty percent (20%) of the Premises Area (an "Excepted Sublease"), provided that the area so subleased shall not be separately demised nor have an entrance or reception area separate from the remainder of the Premises; provided, further, that any Excepted Sublease shall be subject to all of the other terms and conditions of this Article 13.

                SECTION 13.3 If Landlord exercises its option to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 13.2, then this Lease shall end and expire on the date that such assignment or sublease was to be effective or commence, as the case may be, and the Fixed Rent and Additional Rent due hereunder shall be paid and apportioned to such date. In such event, Landlord and Tenant, upon request of either party, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth appropriate modifications, if any, to the terms and provisions hereof. Following such termination, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

               SECTION 13.4 If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at a rental rate equal to the product of (i) the lesser of (A) the rental rate per rentable square foot of Fixed Rent and Additional Rent then payable pursuant to this Lease, or (B) the rental rate per rentable square foot of rent and additional rent set forth in Tenant's Notice, multiplied by (ii) the number of rentable square feet of the Leaseback Space, and shall be for the same term as that of the proposed subletting, and such sublease shall:

                      (a) be upon such other terms and conditions as are contained in Tenant's Notice, and be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease, except such as are irrelevant or inapplicable, and except as expressly set forth in this Article 13 to the contrary;

                      (b) give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the Term of this Lease less one day;

                      (c) provide that any assignee or further subtenant of Landlord or its designee, may, at Landlord's option, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease; provided, however, that such assignee or subtenant shall, at its sole cost and expense, repair any damage and injury caused by such removal; and

                      (d) provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties,
        (ii) any assignment or sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate,
        (iii) Tenant shall, at Tenant's sole cost and expense, at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord may, at Tenant's sole cost and expense, make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

               SECTION 13.5 (a) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord, except as to any obligation which arises out of or results from the negligence or willful misconduct of Tenant, or any of its agents, servants or employees.

               (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

               (c) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or Landlord's designee).

               (d) Any consent required of Tenant, as Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect to the payment of Fixed Rent and Additional Rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

               (e) Tenant shall have no obligation to provide to Landlord or Landlord's designee any services other than those services provided by Landlord to Tenant under this Lease. Tenant shall have the right to contract directly with Landlord or Landlord's designee to purchase additional services which Tenant provides to itself at the Premises.

               SECTION 13.6 In the event Landlord does not exercise either option provided to it pursuant to Section 13.2, or if Tenant shall request consent to enter into an Excepted Sublease, and provided that no Event of Default shall have occurred and be continuing under this Lease as of the time Landlord's consent is requested by Tenant, Landlord's consent (which must be in writing and in form and substance satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed; provided, however, that:

               (a) Tenant shall have complied with the provisions of Section
13.2 hereof and Landlord shall not have exercised any of its options thereunder within the time permitted therefor;

                      (b) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (i) is in keeping with the then standards of the Building, and (ii) does not violate the restrictions set forth in Article 2;

                      (c) The proposed assignee or subtenant is a reputable Person with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with evidence thereof;

                      (d) In the event Landlord has reasonably comparable space in the Building available for lease, then (i) neither the proposed assignee or subtenant nor any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building, and (ii) the proposed assignee or subtenant is not a Person (or Affiliate of a Person) with whom Landlord or Landlord's agent is then, or has been within the previous six (6) month period, negotiating in connection with rental of space in the Building;

                      (e) The form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 13, and Tenant shall deliver a true and complete original, fully executed counterpart of such sublease or other instrument to Landlord promptly upon the execution and delivery thereof;

                      (f) Tenant and its proposed subtenant or assignee, as the case may be, shall execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, setting forth the terms and conditions upon which Landlord shall have granted its consent to such assignment or subletting, and the agreement of Tenant and such subtenant or assignee, as the case may be, to be bound by the provisions of this
        Article 13;

                      (g) There shall not be more than three (3) subtenants of the Premises;

                      (h) The amount of the aggregate rent to be paid by the proposed subtenant shall not be less than the then current market rent per rentable square foot for the Premises, determined as though the Premises were vacant, and the rental and other terms and conditions of the sublease shall be substantially the same as those contained in Tenant's Notice;

                      (i) Tenant shall reimburse Landlord, as Additional Rent upon demand, for (A) the reasonable costs and expenses incurred by Landlord in connection with the assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the cost of reviewing plans and specifications proposed to be made in connection therewith, and (B) Landlord's reasonable out-of-pocket legal fees and disbursements incurred in connection with the granting of any requested consent and the preparation of Landlord's written consent to the sublease or assignment;

                      (j) Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without prior notice of and approval by Landlord, or (ii) listed the Premises for sublease or assignment with a broker, agent or otherwise at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building; and

                      (k) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

Except for any sublease by Tenant to Landlord or its designee pursuant to this
Article 13, each sublease pursuant to this Section 13.6 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease to Landlord or any such sublease to any other subtenant, or any acceptance of Fixed Rent or Additional Rent by Landlord from any subtenant, Tenant will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on Tenant's part to be observed and performed, and for all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under Section 13.2, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liabilities, damages, costs, and expenses (including attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant arising from or in connection with such proposed assignment or subletting, or by any brokers or other Persons (with whom Tenant or its proposed assignee or subtenant may have dealt) claiming a commission or similar compensation in connection with the proposed assignment or sublease.

               SECTION 13.7 In the event that (a) Landlord fails to exercise either of its options under Section 13.2 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 13.2 before assigning this Lease or subletting all or part of the Premises.

               SECTION 13.8 With respect to each and every sublease authorized by Landlord under the provisions of this Lease, it is further agreed that:

               (a) No sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

               (b) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord; and

               (c) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's Fixed Rent or of any Additional Rent, or (iv) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this
        Article 13. The provisions of this Article 13 shall be self-operative and no further instrument shall be required to give effect to this provision.

               SECTION 13.9 If Landlord shall consent to any assignment of this Lease or to any sublease, or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

               (a) In the case of an assignment, on the effective date of the assignment, an amount equal to fifty percent (50%) of (i) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for Tenant's Property, less, in the case of a sale of Tenant's Property, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns) less (ii)(A) all expenses reasonably and actually incurred by Tenant on account of brokerage commissions and attorneys' fees in connection with such assignment, (B) the costs of improvements or Alterations made by Tenant solely for the purpose of preparing the Premises or a portion thereof for such assignment, and (C) any amounts attributable to rent concessions, free rent periods or rent abatements; or

               (b) In the case of a sublease, an amount equal to fifty percent (50%) of (i) all rents, additional charges or other consideration payable to Tenant under the sublease in excess of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including sums paid for the sale or rental of Tenant's Property, less, in the case of the sale of Tenant's Property, the net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns) less
        (ii)(A) all expenses reasonably and actually incurred by Tenant on account of brokerage commissions and attorneys' fees in connection with such sublease, (B) the costs of improvements or Alterations made by Tenant solely for the purpose of preparing the Premises or a portion thereof for such sublease, and (C) any amounts attributable to rent concessions, free rent periods or rent abatements, which amounts shall, for purposes of calculating amounts payable by tenant hereunder, be amortized over the term of such sublease. The sums payable under this clause shall be paid by Tenant to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

               SECTION 13.10 (a) If Tenant is a corporation (but not a public corporation), the provisions of Section 13.1 shall apply to a transfer (by one or more transfer(s)), of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease. It is expressly understood that the term "transfer(s)" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by Persons which do not hold a majority of the stock of Tenant on the date hereof. The provisions of this Article 13 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred; provided, however, that
(i) such transfer shall have been made for a legitimate independent business purpose and not for the principal purpose of transferring this Lease, (ii) the successor to Tenant shall have a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the date of this Lease, and (iii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

               (b) If Tenant is a partnership, the provisions of Section 13.1 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

               (c) The limitations set forth in this Section 13.10 shall be deemed to apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such Person in violation of this Section 13.10 shall be deemed to be a transfer in violation of Section 13.1.

               (d) A modification, amendment or extension of a sublease shall be deemed a sublease for the purposes of Section 13.1, and a takeover agreement shall be deemed a transfer of this Lease for the purposes of Section 13.1.

               SECTION 13.11 Tenant may, without Landlord's consent, but upon not less than ten (10) days' prior notice to Landlord, permit any Affiliate of Tenant to sublet all or part of the Premises for any Permitted Use, or assign this Lease to any Affiliate, subject however to compliance with Tenant's obligations under this Lease. No such sublease shall be deemed to vest in any such Affiliate any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder.

                SECTION 13.12 (a) Any assignment or transfer, whether made with Landlord's consent pursuant to Section 13.1 or without Landlord's consent to the extent permitted under Sections 13.10 and 13.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment or transfer, and whereby the assignee shall agree that the provisions in Section 13.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

               (b) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease.

               (c) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant, provided that Landlord shall not unreasonably revoke such privilege as to any Affiliate of Tenant, or any subtenant of Tenant or assignee of this Lease approved by Landlord pursuant to this Article 13.

               SECTION 13.13 Landlord acknowledges that the collocation of communications equipment not owned by Tenant at the Premises shall not constitute an assignment or sublease requiring the consent of Landlord hereunder. For purposes of this Lease, "collocation" means the installation by Tenant's customers of telecommunications equipment in Tenant's facilities therefor, in the ordinary course of Tenant's business, for which such customers pay fees based upon access to such facilities. In no event shall any collocation arrangement entered into by Tenant entail the construction of a separate entrance to the Premises from the Building common corridor for any party thereto other than Tenant.

               ARTICLE 14.   ACCESS TO PREMISES

               SECTION 14.1 Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises, provided such work is performed by Landlord in a manner so as to minimize any interference that might be occasioned to Tenant's business operations and to minimize any damage that might result to the Premises, Tenant's Alterations or Tenant's Property. Landlord shall promptly repair any damage to the Premises, Tenant's Alterations or Tenant's Property caused by any work performed by Landlord pursuant to this
Article 14; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever, unless Tenant shall first pay to Landlord as Additional Rent Landlord's reasonable estimate of any excess costs and expenses incurred by Landlord in employing such overtime or premium rate labor, and shall thereafter reimburse Landlord for any additional costs and expenses incurred by Landlord in excess of such estimated amount. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable prior notice (except no such prior notice shall be required in case of emergency), which notice may be oral, to examine the same, to show them to prospective purchasers, Mortgagees, Lessors or lessees of the Building and their respective agents and representatives or prospective tenants of the Premises, and to make such repairs, alterations, improvements or additions (a) as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building, or (b) which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, or (c) for the purpose of complying with Legal Requirements, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part and, except as and to the extent provided in Section 5.4, Fixed Rent and Additional Rent will not be abated while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

               SECTION 14.2 If Tenant shall not be present when for any reason entry into the Premises shall be necessary or permissible, Landlord or Landlord's agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof, other than as herein provided.

               SECTION 14.3 Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

               ARTICLE 15.   CERTIFICATE OF OCCUPANCY

                Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy (a true and correct copy of which has been delivered to Tenant) at such time issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days' written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a material covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 16 and 17.

               ARTICLE 16.   DEFAULT

               SECTION 16.1 Each of the following events shall be an "Event of Default" hereunder:

                      (a) if Tenant defaults in the payment when due of any installment of Fixed Rent or Additional Rent, and such default shall continue for a period of seven (7) days after notice thereof from Landlord; provided, however, that if Tenant shall default in the timely payment of Fixed Rent or Additional Rent, and any such default shall occur more than two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such defaults shall have each been cured within the applicable period provided above, upon any further similar default, Landlord may serve a three days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default; or

                      (b) if Tenant's interest in this Lease is transferred in violation of Article 13; or

                      (c) if the Premises or a substantial portion thereof becomes abandoned; or

                      (d) (i) if Tenant admits in writing its inability to pay its debts as they become due; or

                      (ii) if Tenant commences or institutes any case,
               proceeding or other action (A) seeking relief as a debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                      (iii) if Tenant makes a general assignment for the benefit of creditors; or

                      (iv) if any case, proceeding or other action is commenced
                or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which either (1) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, or (2) remains undismissed for a period of ninety (90) days; or

                      (v) if any case, proceeding or other action is commenced
               or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

                      (vi) if Tenant takes any action in furtherance of, or
               indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) of
               Section 16.1(d); or

                      (vii) if a trustee, receiver or other custodian is
               appointed for any substantial part of the assets of Tenant, which appointment is not vacated or effectively stayed within seven (7) Business Days, or if any such vacating or stay does not thereafter remain in effect; or

                      (e) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant fails to commence to remedy such default within such thirty-day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default; or

                      (f) if Tenant or any Affiliate of Tenant defaults beyond applicable grace and notice periods in the payment of any fixed rent or additional rent under any other lease of space in the Building, or if any such lease is terminated by Landlord as a result of a default by the tenant thereunder.

        SECTION 16.2 (a) If an Event of Default occurs, Landlord may at any time thereafter give written notice to Tenant stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which date shall not be less than seven (7) days after the giving of such notice. If Landlord gives such notice, this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date set forth in such notice were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. Anything contained herein to the contrary notwithstanding, if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(d), or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on seven (7) days' notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said seven (7) day period this Lease shall cease and expire as set forth above and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

               SECTION 16.3 If, at any time, (a) Tenant shall comprise two (2) or more Persons, (b) Tenant's obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in Section 16.1(d), shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(d) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Fixed Rent and/or Additional Rent or a waiver on the part of Landlord of any rights under this Lease.

               ARTICLE 17.   REMEDIES AND DAMAGES

               SECTION 17.1 (a) If an Event of Default shall occur, and this Lease and the Term shall expire and come to an end as provided in Article 16:

               (i) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by legal force or other legal means (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises; and

                (ii) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

               (b) Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all Persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such Persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any Persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

               SECTION 17.2 (a) If this Lease and the Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises pursuant to legal process as provided in Section 17.1, or by or under any summary proceeding or any other action or proceeding, then, in any of such events:

               (i) Tenant shall pay to Landlord all Fixed Rent and Additional Rent payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

               (ii) Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (the "Deficiency") between (A) Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (B) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.1(a)(ii) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and with such reletting including all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting). Tenant shall pay the Deficiency in monthly installments on the days specified in this Lease for payment of installments of Fixed Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise. No suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

               (iii) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal (A) to the amount by which the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds (B) the then fair and reasonable rental value of the Premises, including Additional Rent for the same period, both discounted to present value at the rate of four percent (4%) per annum less (C) the aggregate amount of Deficiencies previously collected by Landlord pursuant to the provisions of Section 17.2(a)(ii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, Landlord shall have relet the Premises or any part thereof for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of net rents collected in connection with such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

               (b) If Landlord shall relet the Premises, or any part thereof, together with other space in the Building, the net rents collected under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 16 or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2.

               ARTICLE 18.   FEES AND EXPENSES

               SECTION 18.1 If an Event of Default shall occur under this Lease or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Superior Lease or Mortgage, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is threatened, Landlord may, after reasonable prior notice to Tenant except in an emergency, perform the same for the account of Tenant or make any expenditure or incur any obligation for the payment of money for the account of Tenant. All amounts expended by Landlord in connection with the foregoing, including reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession, and the cost thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement to Tenant therefor.

               SECTION 18.2 If Tenant shall fail to pay any installment of Fixed Rent and/or Additional Rent when due, Tenant shall pay to Landlord, in addition to such installment of Fixed Rent and/or Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment.

               ARTICLE 19.   NO REPRESENTATIONS BY LANDLORD

               Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the amount of any current or future Labor Rates or Taxes, (c) the compliance with applicable Requirements of the Premises or the Building, or (d) the suitability of the Premises for any particular use or purpose. No rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise, except as expressly set forth herein. This Lease (including any Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

               ARTICLE 20.   END OF TERM

               SECTION 20.1 Upon the Expiration Date or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property in accordance with the provisions of Section 3.3, and this obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day immediately preceding. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20.

                 SECTION 20.2 Tenant acknowledges that Tenant or any subtenant of Tenant remaining in possession of the Premises after the expiration or earlier termination of this Lease would create an unusual hardship for Landlord and for any prospective tenant. Tenant, therefore, covenants that if for any reason Tenant or any subtenant of Tenant shall fail to vacate and surrender possession of the Premises or any part thereof on or before the expiration or earlier termination of this Lease and the Term, then Tenant's continued possession of the Premises shall be as a "month-to-month" tenant, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over, an amount equal to: (a) one hundred twenty-five percent (125%) of the total monthly amount of Fixed Rent and Additional Rent payable hereunder immediately prior to such termination (the "Existing Rent") for the first thirty (30) days during which Tenant holds over, (b) one hundred fifty percent (150%) of the Existing Rent for the next thirty (30) days during which Tenant holds over, and (c) two hundred percent (200%) of the Existing Rent thereafter. The provisions of this
Section 20.2 shall not in any way be deemed to (a) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease or (b) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. Tenant's obligations under this Article shall survive the expiration or earlier termination of this Lease.

               ARTICLE 21.   QUIET ENJOYMENT

               Provided no Event of Default has occurred and is continuing, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any Person lawfully claiming through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

               ARTICLE 22.   NO WAIVER; NON-LIABILITY

               SECTION 22.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise.

               SECTION 22.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent or approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

               SECTION 22.3 (a) Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 5). Nothing in the foregoing shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 28 in order to recoup for payments made to compensate for losses of third parties.

               (b) If, at any time or from time to time, any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever, or any of such windows are permanently closed, darkened or bricked-up if required by any Legal Requirement or related to any construction upon property adjacent to the Real Property by parties other than Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or Additional Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction or constructive eviction of Tenant from the Premises.

               ARTICLE 23.   WAIVER OF TRIAL BY JURY

               The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

               ARTICLE 24.   INABILITY TO PERFORM

               This Lease and the obligation of Tenant to pay Fixed Rent and Additional Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed will not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, or by any cause whatsoever reasonably beyond Landlord's control, including laws, governmental preemption in connection with a national emergency or by reason of any Legal Requirements or by reason of the conditions of supply and demand which have been or are affected by war or other emergency ("Unavoidable Delays").

               ARTICLE 25.   BILLS AND NOTICES

               Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), sent by a nationally recognized overnight courier service, or sent by registered or certified mail (return receipt requested) and addressed:

                if to Tenant, (a) at Tenant's address set forth on page 1 of this Lease, or (b) at any place where Tenant or any agent or employee or Tenant may be found if mailed subsequent to Tenant's abandoning or surrendering the Premises, with a copies to (i) Tenant at the Premises, and (ii) McPharlin, Sprinkles & Thomas LLP, Ten Almaden Boulevard, Suite 1460 San Jose, California 95113, Attention: N. Dave Thomas, Esq.; or

                if to Landlord, as follows: 111 Eighth Avenue LLC, c/o Taconic Investment Partners LLC, 1500 Broadway, New York, New York 10036,
        Attention: Mr. Paul Pariser, with a copy to: Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, Attention: Robert S. Nash, Esq.

Any such bill, statement, consent, notice, demand, request or other communication given as provided in this Article 25 shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, (ii) three (3) Business Days from the date when it shall have been mailed, or (iii) one (1) Business Day from the date when it shall have been sent by overnight courier service.

               ARTICLE 26.   RULES AND REGULATIONS

               Landlord reserves the right, from time to time, to adopt additional reasonable and non-discriminatory Rules and Regulations and to amend the Rules and Regulations then in effect. Tenant and Tenant's contractors, employees, agents, and licensees shall comply with the Rules and Regulations, as so supplemented or amended. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. If there shall be any inconsistencies between this Lease and the Rules and Regulations, the provisions of this Lease shall prevail.

ARTICLE 27.    BROKER

               SECTION 27.1 Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Insignia/Edward S. Gordon Company, Inc., as Landlord's agent, and Markley Stearns Partners, as Tenant's broker (collectively, "Broker") and that to the best of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith.

               SECTION 27.2 Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or the above representation being false. The provisions of this Article 27 shall survive the expiration or earlier termination of the Term of this Lease.

               ARTICLE 28.   INDEMNITY

               SECTION 28.1 (a) Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Legal Requirement, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall defend, indemnify and save harmless Landlord from and against (i) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Premises, (iii) all claims against Landlord arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Tenant or Tenant's agents, employees, and (iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

                (b) Subject to Section 10.2, Landlord shall indemnify, defend and hold harmless Tenant and all Tenant Parties from and against all claims against Tenant or any Tenant Party arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the common or public areas of the Building for which Tenant shall not be liable in accordance with Section 28.1(a) above (specifically excluding the Premises). This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

               SECTION 28.2 Tenant agrees to defend, indemnify and hold harmless Landlord and any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord, from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or any such party directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant, and (b) any Environmental Claim arising from Tenant's operation or use of the Premises or the Building. The provisions of this Section 28.2 shall survive the expiration or sooner termination of this Lease.

               ARTICLE 29.   SECURITY DEPOSIT

               SECTION 29.1 Tenant has deposited with Landlord the sum of One Million and 00/100 Dollars ($1,000,000.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (all or any part of such amount, the "Security Deposit"). If an Event of Default shall have occurred with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Fixed or Additional Rent or any other sum in default or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such Event of Default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of such Event of Default. Landlord shall give Tenant notice contemporaneously with such use or application of any portion of the Security Deposit. Tenant shall, within five
(5) days after the giving of such notice, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount then required pursuant to the terms of this Article 29 (Tenant's obligation to make such payment shall be deemed a requirement that Tenant pay an item of Additional
Rent) and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not, unless otherwise required by Legal Requirements, pay interest to Tenant on the Security Deposit, and if Landlord is required to maintain the Security Deposit in an interest bearing account, Landlord will retain the maximum amount permitted under Legal Requirements as a bookkeeping and administrative charge. Tenant shall not assign or encumber any part of the Security Deposit, and no assignment or encumbrance by Tenant of all of any part of the Security Deposit shall be binding upon Landlord, whether made prior to, during, or after the Term. Landlord shall not be required to exhaust its remedies against Tenant or against the Security Deposit before having recourse to any other form of security held by Landlord and recourse by Landlord to any Security Deposit shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or in equity. If Tenant shall fully and faithfully perform every covenant and provision of this Lease to be performed and observed by Tenant, the Security Deposit or any balance thereof shall be returned to Tenant reasonably promptly after the expiration or sooner termination (other than a termination pursuant to Article 16) of the Term and Tenant's surrender to Landlord of the Premises. In the event the Building is sold, Landlord shall transfer the Security Deposit to the new owner and Landlord shall thereupon be released by Tenant from all liability for the return of said Security Deposit; and Tenant agrees to look to the new owner solely for the return of the Security Deposit. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Landlord shall use reasonable efforts to notify or cause Tenant to be notified in the event of any transfer of the Building.

               SECTION 29.2 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable, non-documentary and unconditional Letter of Credit issued by and drawn upon any commercial bank, trust company, national banking association or savings and loan association having offices for banking purposes in the City of New York and which is a member of the New York Clearinghouse Association (the "Issuing Bank") and which (or the parent company of which) shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Corporation, and has combined capital, surplus and undivided profits of not less than $500,000,000.00, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord (and substantially as shown on Exhibit D attached hereto and made a part hereof), be for the account of Landlord, be in the amount of the Security Deposit then required to be deposited hereunder, and be fully transferable by Landlord to successor owners of the Building without the payment of any fees or charges, it being agreed that if any such fees or charges shall be so imposed, then such fees or charges, shall be paid by Tenant. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. Additionally, the Letter of Credit shall provide that Landlord shall have the right, exercisable within twenty (20) days of its receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented by the existing Letter of Credit and to hold such proceeds pursuant to the terms of this Section 29.2 as a cash security pending the replacement of such Letter of Credit. If an Event of Default shall have occurred and be continuing with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Fixed Rent and Additional Rent, Landlord may apply or retain the whole or any part of the cash security so deposited or may notify the Issuing Bank and thereupon receive all the monies represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as provided in this Section 29.2. Any portion of the cash proceeds of the Letter of Credit not so used or applied by Landlord in satisfaction of the obligations of Tenant as to which such Event of Default shall have occurred shall be deposited by Landlord and retained in an interest-bearing account as provided in Section 29.1. If Landlord applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Tenant shall, within five (5) days after written demand therefor, deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit required pursuant to Section 29.1 on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord. In the event of a sale of Landlord's interest in the Premises, within thirty (30) days of notice of such sale or leasing, Tenant, at Tenant's sole cost and expense, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord, or have the Letter of Credit reissued in the name of the new landlord and Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit; provided, however, that if the Letter of Credit is reissued, Landlord shall return the original Letter of Credit issued in Landlord's name to Tenant.

               SECTION 29.3 Notwithstanding anything set forth in this Article 29 to the contrary, if at any time during the Term Tenant shall provide reasonable evidence to Landlord that Tenant's audited net worth, computed in accordance with generally accepted accounting principles, shall then exceed (and shall have exceeded, for a period of twelve (12) consecutive months prior to such date) Fifty Million Dollars ($50,000,000), then Landlord shall refund the Security Deposit or return the Letter of Credit to Tenant, as applicable.

               ARTICLE 30.   RENEWAL OPTION

               SECTION 30.1 Tenant shall have the right, at its option (the "Renewal Option"), to renew the initial term of this Lease, for the entire Premises, for a renewal term (the "Renewal Term") commencing on the day following the Expiration Date (the "Renewal Term Commencement Date") and expiring on the fifth (5th) anniversary of the Expiration Date (the "Extended Expiration Date"). Tenant shall have no right to exercise the Renewal Option unless all of the following conditions have been satisfied on the date of the Renewal Notice (as defined below) and on the Renewal Term Commencement Date:

               (a) No Event of Default shall have occurred and be continuing under this Lease; and

               (b) The named Tenant hereunder (or a permitted assignee, sublessee, successor or transferee pursuant to Section 13.11, but not any other assignee or successor tenant), its subsidiaries or affiliates shall occupy not less than seventy-five percent (75%) of the then-existing Premises Area.

               SECTION 30.2 If Tenant elects to renew this Lease for the Renewal Term, Tenant shall exercise such option by sending to Landlord written notice thereof (the "Renewal Notice"), by certified mail, return receipt requested, not less than twelve (12) months prior to the Expiration Date, and time shall be of the essence with respect to the giving of the Renewal Notice. If Tenant shall send the Renewal Notice within the time and in the manner herein provided, this Lease shall be deemed renewed for the Renewal Term upon the terms, covenants and conditions contained in this Lease, with the exception of Fixed Rent.

               SECTION 30.3 Fixed Rent for the Renewal Term shall be determined as of the date of the Renewal Notice and shall be ninety-five percent (95%) of the annual fair market value of the Premises for the Renewal Term (the "FMV"), determined in accordance with Section 30.4 of this Lease. During the Renewal Term, Tenant shall pay Tenant's Tax Payment and Tenant's Labor Rate Payment in accordance with the provisions of Article 6, except that (i) the Base Tax Year shall be the Tax Year commencing on the July 1st immediately preceding the Renewal Term Commencement Date, (ii) the Base Labor Year shall be the Comparison Year commencing on the January 1st immediately preceding the Renewal Term Commencement Date.

               SECTION 30.4 Within twenty (20) days after the giving by Tenant of a Renewal Notice, Landlord will notify Tenant of the amount of the Fixed Rent for the Renewal Term (the "Rental Notice"), which Rental Notice shall set forth Landlord's calculation of 95% of the FMV for the Premises.

               SECTION 30.5 (a) If Tenant shall dispute Landlord's calculation of the FMV as set forth in the Rental Notice, such dispute shall be submitted to arbitration and shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. Such arbitrator shall be impartial and shall have not less than ten (10) years' experience in the New York metropolitan area in a calling related to the leasing of commercial space in buildings comparable to the Building, and the fees of such arbitrator shall be shared by Landlord and Tenant.

               (b) Within fifteen (15) days following the appointment of such arbitrator, each party shall attend a hearing before such arbitrator wherein each party shall submit a report setting forth its determination of the FMV, together with such information on comparable rentals, or such other evidence, as such party shall deem relevant.

               (c) The arbitrator shall, within fifteen (15) days following such hearing and submission of evidence, render his or her decision by selecting the determination of FMV submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the FMV of the Premises for the Renewal Term. It is expressly understood that the decision of such arbitrator shall be final and binding upon the parties hereto.

               (d) For purposes of the determination of the FMV, the Premises shall be considered in their "as is" condition, but Landlord or the arbitrator shall take into account the availability of all Building services then serving or available to serve the Premises. Additionally, Landlord or such arbitrator shall take into account the then current rentals or occupancy fees which Landlord shall then be receiving for the renting of or granting of use or occupancy rights for comparable office space in the Building for the Permitted Use, taking into account rent concessions, abatement periods and construction allowances then being granted for comparable space. The determination of the FMV for the Renewal Term shall be based on the assumptions and criteria stated in this Article 30, and the arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

               (e) After a determination has been made of the FMV for the Renewal Term, the parties shall execute and deliver to each other an agreement setting forth the Fixed Rent therefor as hereinabove determined.

               (f) If the final determination of Fixed Rent for the Renewal
Term shall not be made on or before the Renewal Term Commencement Date in accordance with the provisions of this Article 30, then pending such final determination, Tenant shall pay as the Fixed Rent for the Premises the amount of Fixed Rent as set forth by Landlord in the Rental Notice. If, based upon the final determination of Fixed Rent as provided herein, the payments made by Tenant on account of Fixed Rent were (i) less than the Fixed Rent as finally determined in accordance with the provisions hereof, Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after demand therefor, or (ii) greater than the Fixed Rent as finally determined in accordance with the provisions hereof, Landlord shall, at Landlord's option, either credit the amount of such excess against the next installments of Fixed Rent due under this Lease, or refund the amount of such excess to Tenant.

               ARTICLE 31.   [INTENTIONALLY OMITTED].

               ARTICLE 32.   MISCELLANEOUS

               SECTION 32.1 (a) The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord's interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease, including claims accrued prior to such sale, conveyance, assignment or transfer. Prior to any such sale, conveyance, assignment or transfer, the liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Exculpated Parties (defined below) in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

               (b) Notwithstanding anything contained herein to the contrary, Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and no partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Exculpated Parties") shall be personally liable for the performance of Landlord's obligations under this Lease. Tenant shall not seek any damages against any of the Exculpated Parties.

               SECTION 32.2 Tenant may, upon notice to, without the prior written consent of Landlord, subject Tenant's Property and all of Tenant's other personal property, equipment and trade fixtures, to a security agreement (but not a leasehold mortgage) to secure financing or other obligations which Tenant may obtain or incur. Following an Event of Default hereunder, Landlord shall exercise its remedies under this Lease, and shall provide Tenant's lender(s) with a reasonable opportunity to enter upon the Premises for the purpose of removing any property of Tenant which has been pledged as collateral to Tenant's lender(s) or which has been subjected to any such security agreement, provided, however that such lender shall be subject to the terms and provisions of this Lease and the Rules and Regulations which apply to Tenant with respect to the removal of Tenant's Property.

               SECTION 32.3 Wherever in this Lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

               SECTION 32.4 (a) All of the Exhibits attached to this Lease are incorporated in and made a part of this Lease, but, in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Exhibits hereto, the terms and provisions of this Lease shall control. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The captions hereof are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease. Whenever the words "include", "includes", or "including" are used in this Lease, they shall be deemed to be followed by the words "without limitation".

               (b) This Lease shall be governed in all respects by the laws of the State of New York applicable to agreements executed in and to be performed wholly within said State.

               (c) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

               (d) If at the commencement of, or at any time or times during the Term of this Lease, the Fixed Rent and Additional Rent reserved in this Lease shall not be fully collectible by reason of any Legal Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the Term, (i) Fixed Rent and Additional Rent shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (ii) Tenant shall pay to Landlord, if legally permissible, an amount equal to (A) the items of Fixed Rent and Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction less
(B) the rents paid by Tenant to Landlord during the period or periods such legal rent restriction was in effect.

               (e) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

               SECTION 32.5 Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of New York or the Federal courts sitting in New York City; and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant hereby irrevocably appoints the Secretary of the State of New York as its authorized agent upon which process may be served in any such action or proceeding.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                 111 EIGHTH AVENUE LLC, Landlord

                                 By:     Taconic Investment Partners LLC,
                                         Authorized Signatory



                                 By: ________________________________
                                     Name:
                                     Title:



                                 ABOVENET COMMUNICATIONS, INC., Tenant



                                 By: ________________________________
                                     Name:
                                     Title:


Tenant's Federal Tax Identification Number:

--------------------------

                                    EXHIBIT A

                           FLOOR PLANS OF THE PREMISES

The floor plans which follow are intended solely to identify the general outline of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                    EXHIBIT B

                              RULES AND REGULATIONS

               1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

               2. No awnings, air-conditioning units, fans or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any exterior window or entry door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the demised premises must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

               3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the Building without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablets shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord. Landlord will provide directory listings in the directory maintained by Landlord in the lobby of the Building for Tenant and each partner and professional employee of Tenant, not to exceed six (6) such listings.

               4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building, shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

               5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

               6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

               7. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or otherwise.

               8. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television, stereo system, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors, windows or skylights or down the passageways.

               9. No Tenant, or any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

               10. Each Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

               11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place in the manner and during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord shall have the exclusive right to prescribe the hours of operation of the freight elevator and Tenant shall pay, as Additional Rent Landlord's standard fee for operating the freight elevator after normal hours. No bicycles, vehicles, animals, birds or fish of any kind shall be brought into or kept by any Tenant in or about the Premises or the Building.

               12. No Tenant shall occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as an employment bureau. No Tenant shall engage or pay any employees on the Premises, except those actually working for such Tenant on the Premises, nor advertise for labor giving an address at the Premises.

               13. No Tenant shall purchase spring water, ice, towels or other like service from any company or persons not approved by Landlord.

               14. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

               15. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requests the same in writing. Each Tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Landlord for all acts of such persons.

               16. Each Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in the Premises.

               17. The requirements of Tenants will be attended to only upon written application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

               18. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall co-operate to prevent the same.

               19. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

               20. Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any orders of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises. Tenant shall not install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine; or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord.

               21. If there shall be any inconsistencies between the text of this Lease and these Rules and Regulations, the provisions of the Lease shall prevail.

                                    EXHIBIT C

                              APPROVED CONTRACTORS


-------------------------------------------------------------------------------
                            CONSTRUCTION VENDOR LIST
-------------------------------------------------------------------------------

Mr. Frank Sciame                                  Mr. Al Hot
President                                         President
F.J. SCIAME CONSTRUCTION CO., INC.                FAST TRACK CONSTRUCTION
80 South Street                                   450 West 33rd Street
New York, N.Y. 10038                              New York, N.Y. 10001
Tel:  (212) 232-2200                              Tel:  (212) 279-0110
Fax:  (212) 248-5299                              Fax:  (212) 279-9239

Mr. Anthony Genovese                              Christopher H. Gallin
Executive Vice President                          JOHN GALLIN & SONS, INC.
HRH CONSTRUCTION INTERIORS, INC.                  40 Gold Street
One Park Avenue                                   New York, N.Y. 10018
New York, N.Y. 10016                              Tel:  (212) 267-8624
Tel:  (212) 616-3100                              Fax:  (212) 962-7201
Fax:  (212) 696-4091

Mr. Irving Koven                                  Mr. Peter Dove
AMBASSADOR CONSTRUCTION CO., INC.                 DOMINANT CONSTRUCTION
41 East 42nd Street                               523 Rout 33
New York, N.Y. 10017                              Orangeburg, N.Y. 10962
Tel:  (212) 922-1020                              Tel:  (914) 398-3900
Fax:  (212) 949-9762                              Fax:  (914) 398-3106

Mr. Chris Philips                                 Mr. Stephen S. Thomsen
Vice President                                    THOMSEN CONSTRUCTION CO., INC.
TISHMAN CONSTRUCTION CORP.                        180 Varick Street
666 Fifth Avenue                                  12th Floor
New York, N.Y. 10103                              New York, N.Y. 10014
Tel:  (212) 708-6824                              Tel:  (212) 647-1412
Fax:  (212) 399-3643                              Fax:  (212) 647-1249

LEHER MCGOVERN BOVIS                              Mr. George J. Figliolia
200 Park Avenue                                   NEW YORK CITY BUILDERS GROUP
New York, N.Y. 10166                              One Wall Street, 4th Floor
Tel:  (212) 592-6700                              New York, N.Y. 10005
Fax:  (212) 592-6988                              Tel:  (212) 635-0760
                                                  Fax:  (212) 635-0767

John Berry
WESTSIDE INTERIORS
462 Beattie Road
Rock Tavern, N.Y. 12575
Tel:  (914) 496-8005
Fax:  (914) 496-2912

Alfred J. Tosto
Regional Manager
GNOME GROUP, INC.
111 8th Avenue
New York, N.Y. 10011
Tel:  (212) 807-1991
Fax:  (212) 807-6266



STRUCTURE TONE


Tel:
Fax:

                                    EXHIBIT D

                            FORM OF LETTER OF CREDIT

                          [LETTERHEAD OF ISSUING BANK]

                           LETTER OF CREDIT DEPARTMENT


                         Issue Date: _________ ___, 199_
                          Our Number: ________________


No.________________________________________
Irrevocable Commercial Letter of Credit

                                   APPLICANT:

                                   Beneficiary:   ____________________________

                                   Amount (U.S.): $______________

                                   Expiry: ____________ ___, 19__

Gentlemen:

        For the account of Applicant we hereby establish this Irrevocable Letter of Credit No. _____________________ in your favor for an amount of up to $_______________ effective immediately, available by your drafts at sight when accompanied by this Irrevocable Letter of Credit and the following document:

               Beneficiary's statement purportedly signed by an officer of Beneficiary or Beneficiary's authorized managing agent, reading:

                      "The amount of this drawing under Irrevocable Letter of
               Credit No._____________ is being drawn pursuant to Lease dated __________________ ____ 199_, by and between
               ______________________, as Landlord, and _________________, as
               Tenant.

        All drafts must be marked "Drawn under ____________________ Bank, Irrevocable Letter of Credit No. ____________ dated _____________, 19___."

        It is a condition of this Irrevocable Letter of Credit that it shall be fully transferable by Beneficiary without any fees or charges payable by Beneficiary in connection therewith.

        It is a condition of this Irrevocable Letter of Credit that it shall be automatically extended for additional periods of one year from the present or future expiration date, unless at least 30 days prior to such expiration date we notify you in writing by certified or registered mail, return receipt requested, at the above address, that we elect not to renew this Irrevocable Letter of

Credit for such additional period. Upon receipt by you of such notice you may draw drafts on us at sight for an amount not to exceed the balance remaining in this Irrevocable Letter of Credit within the then applicable expiry date.

        We hereby agree with you that drafts drawn under and in accordance with the terms of this Irrevocable Letter of Credit will be duly honored by us on delivery of this Irrevocable Letter of Credit and the document so specified, when presented at this office.

        This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500; provided, however, that in the event the expiration date occurs during an interruption of our business of the type described in Article 17 of such publication, then the expiration date shall be deemed to be automatically extended until the date which shall be five (5) days after the resumption of our business.



                                                  ------------------------------
                                                  Authorized Signature

                                    EXHIBIT E

              FORM OF EXISTING MORTGAGEE NON-DISTURBANCE AGREEMENT

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

        THIS AGREEMENT is made and entered into as of January __, 1999, by and among LASALLE NATIONAL BANK, AS TRUSTEE FOR GS MORTGAGE SECURITIES CORPORATION II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-GSFL1 ("Lender"), 111 EIGHTH AVENUE LLC ("Landlord"), and ABOVENET COMMUNICATIONS, INC. ("Tenant").

                1.      RECITALS.

                1.1 Mortgage. Lender is the holder of a Promissory Note dated as of January 14, 1998, in the original principal amount of $218,000,000.00, of Landlord, which is secured, inter alia, by a Mortgage and Security Agreement (the "Mortgage") and Assignment of Lease and Rents (the "Lease Assignment") of even date therewith, covering premises more particularly described in the Mortgage and in Exhibit A attached hereto and made a part hereof (the "Premises").

                1.2 Lease. Landlord and Tenant entered into a Lease dated as of January __, 1999 (the "Lease"), whereby Landlord demised to Tenant a portion of the Premises (the "Demised Premises").

                2. CONSIDERATION. The terms of the Lease constitute a material inducement to Lender's consent thereto and entering into and performing this Agreement.

                3. SUBORDINATION OF THE LEASE. The Lease shall be and is hereby made subject and subordinate to the Mortgage.

                4. NON-DISTURBANCE. Lender shall not, in the exercise of any right, remedy, or privilege granted by the Mortgage or the Lease Assignment, or otherwise available to Lender at law or in equity, disturb Tenant's possession under the Lease so long as:

                (a) Tenant is not in default under any provision of the Lease or this Agreement at the time Lender exercises any such right, remedy or privilege; and

                (b) The Lease at that time is in force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, if such approval is required by the terms of the Mortgage or the Lease Assignment; and

                (c) Tenant thereafter continues to fully and punctually perform all of its obligations under the Lease without default thereunder beyond any applicable cure period; and

                (d) Tenant attorns to or at the direction of Lender, as provided in Paragraph 5.

Without limiting the foregoing, and so long as the foregoing conditions are met, Lender agrees that (i) Tenant will not be named as a party to any foreclosure or other proceeding instituted by Lender to enforce the terms of the Mortgage or the Lease Assignment; (ii) any sale or other transfer of the Demised Premises or of Landlord's interest in the Lease, pursuant to foreclosure or any voluntary conveyance or other proceeding in lieu of foreclosure, will be subject and subordinate to Tenant's possession under the Lease; and (iii) the Lease will continue in force and effect according to its original terms, or with such amendments as Lender shall have approved, if such approval is required by the terms and conditions of the Mortgage or the Lease Assignment.

                5. ATTORNMENT. (a) Tenant shall attorn to Lender, to any receiver or similar official for the Demised Premises appointed at the instance and request, or with the consent, of Lender and to any person who acquires the Demised Premises, or the Landlord's interest in the Lease, or both, pursuant to Lender's exercise of any right, remedy or privilege granted by the Mortgage, or otherwise at law or in equity. Without limitation, Tenant shall attorn to any person or entity that acquired the Demised Premises pursuant to foreclosure of the Mortgage, or by any proceeding or voluntary conveyance in lieu of such foreclosure, or from Lender, whether by sale, exchange or otherwise. Any attornment to anyone other than Lender shall be conditioned upon Tenant receiving a non-disturbance from such entity.

                (b) Upon any attornment under this Paragraph 5, the Lease shall continue in full force and effect as a direct lease between Tenant and the person or entity to whom Tenant attorns, except that such person or entity shall not be:

                (i) liable for any breach, act or omission of any prior landlord; or

                (ii) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

                (iii) bound by any rent or additional rent or other payment in lieu of rent which Tenant might have paid to any prior landlord more than 30 days in advance of its due date under the Lease or which such person or entity has physical possession of; or

                (iv) bound by any amendment or modification of the Lease made without Lender's written consent, where such consent is required by the Mortgage; or

                (v) bound by any notice given by Tenant to Landlord, whether or not such notice is given pursuant to the terms of the Lease, unless a copy thereof was then also given to Lender; or

                (vi) be liable for any security deposit or other sums held by any prior landlord, unless actually received.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only during such person or entity's period of ownership, and such liability shall not continue or survive as to the transferor after a transfer by such person or entity of its interest in the Lease and the Demised Premises.

                6.      REPRESENTATIONS AND WARRANTIES.

                6.1 Joint and Several. Landlord and Tenant hereby jointly and severally represent and warrant to Lender as follows regarding the Lease:

                (a) A true and correct copy of the Lease (inclusive of all riders and exhibits thereto) is attached to the counterpart of this Agreement being delivered to Lender. There are no other oral or written agreements, understandings or the like between Landlord and Tenant relating to the Demised Premises or the Lease transaction.

                (b) The Lease has not been modified, altered or amended in any respect.

                (c) The addresses for notices to be sent to Tenant and Landlord are as set forth in Paragraph 11.

                (d) To Tenant's knowledge, Tenant has no right of first refusal, option or other right to purchase the Premises or any part thereof, including, without limitation, the Demised Premises.

                6.2 Several. Landlord and Tenant severally represent and warrant to Lender with respect to themselves, but not with respect to the other:

                (a) The execution of the Lease was duly authorized, the Lease was properly executed and is in full force and effect and is valid, binding and enforceable against Tenant and Landlord and there exists no default, nor state of facts which with notice, the passage of time, or both, could ripen into a default, on the part of either Tenant or Landlord.

                (b) There has not been filed by or against nor, to the best of the knowledge and belief of the representing party, is there threatened against or contemplated by, Landlord or Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws.

                (c) There has not been any assignment, hypothecation or pledge of the Lease or rents accruing under the Lease, other than pursuant to the Mortgage and the Lease Assignment. Tenant makes the representation set forth in this subparagraph only to its best knowledge and belief.

                7. RENTS. Landlord and Tenant jointly and severally acknowledge that the Lease Assignment provides for the direct payment to Lender of all rents and other monies due and to become due to Landlord under the Lease upon the occurrence of certain conditions as set forth in the Lease Assignment without Lender's taking possession of the Demised Premises or otherwise assuming Landlord's position or any of Landlord's obligations under the Lease. Upon receipt from Lender of written notice to pay all such rents and other monies to or at the direction of Lender, Landlord authorizes and directs Tenant thereafter to make all such payments to or at the direction of Lender, releases Tenant of any and all liability to Landlord for any and all payment so made, and shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, losses, or liabilities asserted by, through or under Landlord (except by Lender) for any and all payments so made. Upon receipt of such notice, Tenant thereafter shall pay all monies then due and becoming due from Tenant under the Lease to or at the direction of Lender, notwithstanding any provision of the Lease to the contrary. Tenant agrees that neither Lender's demanding or receiving any such payments, nor Lender's exercising any other right, remedy, privilege, power or immunity granted by the Mortgage or the Lease Assignment, will operate to impose any liability upon Lender for performance of any obligation of Landlord under the Lease unless and until Lender elects otherwise in writing. Such payments shall continue until Lender directs Tenant otherwise in writing.

                Tenant agrees not to pay any rent under the Lease more than 30 days in advance without Lender's consent. The provisions of this Paragraph 7 will apply from time to time throughout the term of the Lease.

                8. CURE. If Tenant becomes entitled to terminate the Lease or offset, withhold or abate rents because of any default by Landlord, then Tenant shall give Lender written notice specifying Landlord's default. Lender then shall have the right, but not the obligation, to cure the specified default within the following time periods:

                (a) Fifteen days after receipt of such notice with respect to defaults that can be cured by the payment of money; or

                (b) Thirty days after receipt of such notice with respect to any other default; unless the cure requires Lender to obtain possession of the Demised Premises, in which case such thirty day period shall not commence until Lender acquires possession, so long as Lender proceeds promptly to acquire possession of the Demised Premises with due diligence, by foreclosure of the Mortgage or otherwise.

Nothing contained in this Paragraph 8 shall require Lender to commence or continue any foreclosure or other proceedings, or, if Lender acquires possession of the Demised Premises, to continue such possession, if all defaults specified by Tenant in its notice are cured. Possession by a receiver, or other similar official appointed at the instance, or with the consent, of Lender shall constitute possession by Lender for all purposes under this Paragraph 8.

                9. ESTOPPEL LETTERS. Whenever reasonably requested by Lender, Landlord and Tenant from time to time shall severally execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications of all of the matters as set forth in Paragraph 6, whether Tenant has exercised any renewal option or options and any other information the Lender may reasonably require to confirm the current status of the Lease, including, without limitation, a confirmation that the Lease is and remains subordinated as provided in this Agreement.

                10. CASUALTY AND EMINENT DOMAIN. Landlord and Tenant jointly and severally agree that the Mortgage permits Lender, at its option, to apply to the indebtedness from time to time secured by the Mortgage any and all insurance proceeds payable with respect to any casualty loss at the Demised Premises and any and all awards or other compensation that may be payable for the condemnation of all or any portion of the Demised Premises, or any interest therein, or by way of negotiated settlement or conveyance in lieu of condemnation; and Landlord and Tenant jointly and severally consent to any such application by Lender. Notwithstanding the foregoing, Landlord and Lender agree that any and all insurance or condemnation proceeds payable with respect to Tenant's property or the interruption or relocation of Tenant's business (except for rental loss insurance proceeds) will be paid to Tenant, so long as they do not reduce the proceeds otherwise payable to Lender.

                11. NOTICES. All notices, demands, and other communications that must or may be given or made in connection with this Agreement must be in writing and, unless receipt is expressly required, will be deemed delivered or made 5 days after having been mailed by registered or certified mail, return receipt requested, or by express mail, in any event with sufficient postage affixed, and addressed to the parties as follows:

                      To Lender:            c/o AMRESCO Services, L.P.
                                            235 Peachtree Street, N.E.
                                            Suite 900
                                            Atlanta, Georgia 30303
                                            Attn.: Private Sector Servicing

                      To Landlord:          111 Eighth Avenue LLC
                                            c/o Taconic Investment Partners LLC
                                            1500 Broadway
                                            New York, New York 10036
                                            Attention: Mr. Paul Pariser

                      with a copy to:       Schulte Roth & Zabel LLP
                                            900 Third Avenue
                                            New York, New York 10022
                                            Attention: Robert S. Nash, Esq.

                      To Tenant:            AboveNet Communications, Inc.
                                            50 West San Fernando Street
                                            10th Floor
                                            San Jose, California 95113
                                            Attention:  Stephen Belomy

                      with a copy to        McPharlin, Sprinkles & Thomas LLP
                                            Ten Almaden Boulevard
                                            Suite 1460
                                            San Jose, California 95113
                                            Attention: N. Dave Thomas, Esq.

Such addresses may be changed by notice pursuant to this Paragraph 11; but notice of change of address is effective only upon receipt. Landlord and Tenant jointly and severally agree that they will furnish Lender with copies of all notices relating to the Lease. All communications to Lender shall reference "AMRESCO Loan No.: 400030645."

                12. SUCCESSORS AND ASSIGNS. As used in this Agreement, the word "Tenant" shall mean Tenant and any subsequent holder or holders of an interest under the Lease, as the text may require, provided that the interest of such holder is acquired in accordance with the terms and provisions of the Lease and the word "Lender" shall mean Lender or any other subsequent holder or holders of the Mortgage or any party acquiring title to the Demised Premises by purchase at a foreclosure sale, by deed of the Lender, or otherwise. Subject to the foregoing, this Agreement shall bind and inure to the benefit of Landlord, Tenant and Lender, their legal representatives, successors and assigns. The terms Lease, Mortgage and Lease Assignment shall include any and all amendments, modifications, replacements, substitutions, extensions, renewals and supplements thereto.

                13. FURTHER ASSURANCES. Landlord and Tenant from time to time shall execute and deliver at Lender's request all instruments that may be necessary or appropriate to evidence their agreement hereunder provided such instrument neither increases Tenant's obligations or decreases its rights under the Lease.

                14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.

                15. SEVERABILITY. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or to any person or to particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            LENDER:

                                            LASALLE NATIONAL BANK, AS TRUSTEE
                                            FOR GS MORTGAGE SECURITIES
                                            CORPORATION II COMMERCIAL MORTGAGE
                                            PASS-THROUGH CERTIFICATES, SERIES
                                            1998-GSFL1

                                            By: AMRESCO Services, L.P.,
                                                its authorized agent

                                            By: AMRESCO Mortgage Capital, Inc.,
                                                its general partner

                                            By: ____________________________
                                                Name:
                                                Title: Servicing Officer

                                            LANDLORD:

                                            111 EIGHTH AVENUE LLC
                                            By: Taconic Investment Partners LLC,
                                                Authorized Signatory


                                            By: ____________________________
                                                Name:
                                                Title:


                                            TENANT:

                                            ABOVENET COMMUNICATIONS INC.


                                            By: ______________________________
                                            Name:
                                            Title:

STATE OF ________________              )
                                       ) ss.:
COUNTY OF ______________               )

                On this ____ day of ________________, 199__, before me
personally came __________________________ to me known, who, being by me duly sworn, did depose and say that _he resides at ______________________, _________________, _______________, that _he is the _______________ of Amresco
Mortgage Capital, Inc., the corporation described in and which executed the above instrument as a general partner of Amresco Services, L.P., the limited partnership which executed the foregoing instrument as the authorized agent of LaSalle National Bank, as Trustee for GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GSFL1; that _he had authority to sign the same in such capacity; and that _he executed the same by order of the board of directors of said corporation as the act and deed of said partnerships and trust for the uses and purposes therein mentioned.

                                   _________________________________
                                   Notary Public



STATE OF ________________              )
                                       ) ss.:
COUNTY OF ______________               )

                On this ____ day of _______________, 199__, before me personally came ______ _________________, to me known, who, being by me duly sworn, did depose and say: that she resides at ________________ __________ _______; that she is a senior vice president of AboveNet Communications Inc., the corporation described in and which executed the foregoing instrument; that she had authority to sign the same in such capacity; and that she executed the same by authority of the board of directors of said corporation.

                                   _________________________________
                                   Notary Public

STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF NEW YORK           )

                On this ____ day of _______________, 199__, before me personally came _______________________ to me known, who, being by me duly sworn, did depose and say that he resides at ______________________, ___________, New York
_____, that he is an Authorized Signatory of Taconic Investment Partners LLC, a Delaware limited liability company, the limited liability company described in and which executed the above instrument as a member of 111 Eighth Avenue LLC, the limited liability company which executed the foregoing instrument; that he had authority to sign the same in such capacity; and that he executed the same as the act and deed of said limited liability company for the uses and purposes therein mentioned.

                                   _________________________________
                                   Notary Public

                                    EXHIBIT A

                                PLOT DESCRIPTION



ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of West 15th Street and the westerly side of Eighth Avenue;

RUNNING THENCE westerly along the northerly side of West 15th Street, 800 feet to the easterly side of Ninth Avenue;

THENCE northerly along the easterly side of Ninth Avenue, 206 feet 6 inches to the southerly side of West 16th Street;

THENCE easterly along the southerly side of West 16th Street, 800 feet to the westerly side of Eighth Avenue; and

THENCE southerly along the westerly side of Eighth Avenue, 206 feet 6 inches to the northerly side of West 15th Street, the point of place of BEGINNING.

                                    EXHIBIT F

                                   ALTERATIONS

STATE OF ______________      )
                             ) ss.:
COUNTY OF ____________       )

                On this ____ day of January, 1999, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say: that
__he resides at _____________ ________________________ _______; that __he is the
_________________ of ABOVENET COMMUNICATIONS, INC., the corporation described in the foregoing instrument; and that __he signed his/her name thereto by order of the board of directors of said corporation as the act and deed of said corporation for the uses and purposes therein mentioned.



                                   _________________________________
                                   Notary Public

================================================================================










                                 ---------------


                               AGREEMENT OF LEASE


                                 ---------------


                              111 EIGHTH AVENUE LLC


                                                    LANDLORD


                                       AND


                          ABOVENET COMMUNICATIONS, INC.


                                                     TENANT


                                 ---------------



                           PREMISES:   Portion of Second (2nd) Floor
                                       111 Eighth Avenue
                                       New York, New York 10011

                           DATED:      January ___, 1999





================================================================================

                                TABLE OF CONTENTS



DEFINITIONS....................................................................1

Article 1.   Demise, Premises, Term, Rent......................................4
Article 2.   Use And Occupancy.................................................5
Article 3.   Alterations.......................................................6
Article 4.   Condition of the Premises; Landlord's Work........................9
Article 5.   Repairs; Floor Load..............................................10
Article 6.   Real Estate Taxes and Labor Rate Increases.......................11
Article 7.   Legal Requirements...............................................17
Article 8.   Subordination and Non-Disturbance; Estoppel Certificates.........18
Article 9.   Services ........................................................20
Article 10.   Insurance.......................................................31
Article 11.   Destruction of the Premises; Property Loss or Damage............32
Article 12.   Eminent Domain..................................................34
Article 13.   Assignment and Subletting.......................................34
Article 14.   Access to Premises..............................................42
Article 15.   Certificate of Occupancy........................................43
Article 16.   Default ........................................................44
Article 17.   Remedies and Damages............................................46
Article 18.   Fees and Expenses...............................................48
Article 19.   No Representations By Landlord..................................49
Article 20.   End Of Term.....................................................49
Article 21.   Quiet Enjoyment.................................................50
Article 22.   No Waiver; Non-Liability........................................50
Article 23.   Waiver Of Trial By Jury.........................................51
Article 24.   Inability To Perform............................................51
Article 25.   Bills And Notices...............................................52
Article 26.   Rules And Regulations...........................................52
Article 27.   Broker  ........................................................52
Article 28.   Indemnity.......................................................53
Article 29.   Security Deposit................................................54
Article 30.   Renewal Option..................................................56
Article 31.   [Intentionally Omitted].........................................58
Article 32.   Miscellaneous...................................................58

Exhibit A:.....Floor Plan of the Premises
Exhibit B:.....Rules and Regulations
Exhibit C:.....Approved Contractors
Exhibit D:.....Form of Letter of Credit
Exhibit E:.....Form of Existing Mortgagee Non-Disturbance Agreement
Exhibit F:.....Alterations